    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 2000

                                                      REGISTRATION NO. 333-42062
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------

                           WIT SOUNDVIEW GROUP, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                        6211                    13-3900397
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial           Identification Number)
incorporation or organization)  Classification Code Number)

                                  826 BROADWAY

                            NEW YORK, NEW YORK 10003

                                 (212) 253-4400

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                                ROBERT H. LESSIN
                            CHIEF EXECUTIVE OFFICER
                           WIT SOUNDVIEW GROUP, INC.
                                  826 BROADWAY
                            NEW YORK, NEW YORK 10003
                                 (212) 253-4400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

              RICHARD T. PRINS, ESQ.                                      LLOYD H. FELLER, ESQ.
     SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                           ROBERT C. MENDELSON, ESQ.
                 FOUR TIMES SQUARE                                         CO-GENERAL COUNSEL
           NEW YORK, NEW YORK 10036-6522                                WIT SOUNDVIEW GROUP, INC.
                  (212) 735-3000                                              826 BROADWAY
                                                                        NEW YORK, NEW YORK 10003
                                                                             (212) 253-4400

                CURTIS L. MO, ESQ.                                      STEPHEN E. GILLETTE, ESQ.
               DAVID P. MCLEAN, ESQ.                               WILSON, SONSINI, GOODRICH & ROSATI
               JOSEPH K. WYATT, ESQ.                                       650 PAGE MILL ROAD
          BROBECK, PHLEGER & HARRISON LLP                               PALO ALTO, CA 94303-0913
               TWO EMBARCADERO PLACE                                         (650) 493-9300
                  2200 GENG ROAD
             PALO ALTO, CA 94304-1050
                  (650) 424-0160

                         ------------------------------

    Approximate date of Commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this post-effective amendment to the registration statement and after the effective date of the merger of E*OFFERING Corp. with and into Wit SoundView Corporation, a wholly owned subsidiary of Wit SoundView Group, Inc., pursuant to the Agreement and Plan of Merger, dated as of May 15, 2000, as amended as of September 26, 2000, by and among Wit SoundView Group, Inc., Wit SoundView Corporation and E*OFFERING Corp.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ Registration No. 333-42062.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Post-Effective Amendment No. 1 to the Registration Statement includes a proxy statement/ prospectus supplement, which amends and supplements the proxy statement/prospectus dated August 11, 2000 of Wit SoundView Group, Inc. The supplement to the proxy statement/prospectus contains information about the amendments to the Merger Agreement and the Amended and Restated Strategic Alliance Agreement, dated as of September 26, 2000 by and between Wit SoundView and E*TRADE Group, Inc. (together, the "Parties"), which amends and restates the Strategic Alliance Agreement, dated as of May 15, 2000 by and between the Parties. The supplement to the proxy statement/prospectus also contains the opinion of Goldman, Sachs & Co. with respect to the fairness from a financial point of view of the total consideration to be issued by Wit SoundView pursuant to the Merger Agreement and the Amended and Restated Strategic Alliance Agreement, taken as a unitary transaction. The Registration Statement, as filed with the Securities and Exchange Commission on August 7, 2000, is incorporated herein by reference.

                                     [LOGO]

October 6, 2000

Dear Wit SoundView Group, Inc. Stockholder:

    On August 17, 2000, we mailed to you a proxy statement /prospectus relating to a special meeting of stockholders of Wit SoundView Group, Inc. that was scheduled for September 26, 2000. The meeting was adjourned and will be reconvened on October 16, 2000 at 9:30 a.m., New York City time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, 37th Floor, New York, New York 10036. The purpose of the special meeting is to consider and vote upon our proposed acquisition of E*OFFERING Corp.

    On September 26, 2000, Wit SoundView, E*OFFERING and Wit SoundView Corporation entered into an amendment agreement which modifies some provisions of the merger agreement the parties had previously entered into on May 15, 2000. The amendments principally relate to the indemnification of Wit SoundView by the stockholders of E*OFFERING for certain matters not subject to the $3 million threshold otherwise applicable to indemnification claims.

    On September 26, 2000, Wit SoundView and E*TRADE entered into an amended and restated strategic alliance agreement, which amends and restates the strategic alliance agreement, dated as of May 15, 2000, by and between such parties. As a result of this amendment, the period during which Wit SoundView will act as E*TRADE's exclusive source of equity and equity related securities offered to retail customers in initial public offerings and follow-on offerings in the United States was extended from three years to five years. Subject to E*TRADE's fiduciary obligations to its customers, E*TRADE has agreed to use its commercially reasonable efforts to direct all secondary market orders in securities in which Wit SoundView is a market maker to Wit SoundView and has granted Wit SoundView a non-exclusive right to distribute equity securities offerings in foreign countries through E*TRADE.

    We are enclosing a supplement to the proxy statement/prospectus previously mailed to you on August 17, 2000. The supplement provides you with a summary of the amendments to the merger agreement and strategic alliance agreement and a summary of the material financial analyses performed by Goldman, Sachs & Co. in rendering its opinion with respect to the fairness from a financial point of view of the total consideration proposed to be paid by Wit SoundView pursuant to the amended merger agreement and the amended and restated strategic alliance agreement, taken as a unitary transaction. The opinion of Goldman, Sachs is attached to the supplement as Annex S-A.

    The board of directors of Wit SoundView has unanimously approved the terms of the amended and restated strategic alliance agreement and unanimously reaffirms its recommendation that you vote FOR approval of the merger agreement and the merger. Please consider matters under the "Risk Factors" caption on page S-6 of this supplement and beginning on page 13 of the proxy statement/prospectus of which this supplement forms a part.

    If you were a stockholder of record on August 10, 2000, you may vote at the reconvened meeting which will be held on October 16, 2000, 9:30 a.m., New York City time.

    We have enclosed a proxy card with the supplement. If you already have delivered a properly executed proxy, you do not have to do anything further unless you wish to change your vote. If you have not previously voted or if you wish to revoke or change your vote, please either vote electronically, by telephone or complete, sign and date the enclosed proxy card and return it in the accompanying prepaid envelope to ensure that your shares will be represented at the special meeting.

    Thank you for your continued support.

[SIG]

ROBERT H. LESSIN
Chief Executive Officer

This supplement is dated October 6, 2000 and is first being mailed to stockholders on or about October 6, 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
INTRODUCTION................................................     S-1

QUESTIONS AND ANSWERS ABOUT THE MERGER......................     S-1

CHANGES TO INFORMATION IN PROXY STATEMENT/PROSPECTUS........     S-3

RISK FACTORS................................................     S-6

RECENT DEVELOPMENTS.........................................     S-6

SELECTED HISTORICAL FINANCIAL DATA OF E*OFFERING............    S-12

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA........    S-13

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF E*OFFERING...................    S-18

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................    S-25

EXPERTS.....................................................    S-33

WHERE YOU CAN FIND MORE INFORMATION.........................    S-33

ANNEX S-A

                                  INTRODUCTION

    This proxy statement/prospectus supplement is furnished by the board of directors of Wit SoundView Group, Inc. Except as described in this supplement, the information we provided in the proxy statement/prospectus that we previously mailed to you continues to apply. This supplement is being mailed to stockholders on or about October 6, 2000 and should be read in conjunction with the proxy statement/prospectus. The registration statement, as filed with the SEC on August 7, 2000, that contains the proxy statement/prospectus is incorporated in this supplement by reference. To the extent information in this supplement differs from or conflicts with information contained in the proxy statement/prospectus, this supplement supersedes and replaces the information in the proxy statement/ prospectus. If you need another copy of the proxy statement/prospectus or this supplement, please call our proxy solicitors, Georgeson Shareholder Communications Inc., at 1-800-223-2064.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT HAS CHANGED IN THE STRATEGIC ALLIANCE AGREEMENT?

A: Significant changes to the strategic alliance agreement include the following:

    - The period during which Wit SoundView will act as E*TRADE's exclusive source of equity and equity related securities offered to retail customers in initial public offerings and follow-on offerings and private placements in the United States has been extended from three years to five years without Wit SoundView being required to satisfy the performance criteria previously included in the strategic alliance agreement.

    - With respect to securities for which Wit SoundView acts as market maker and subject to E*TRADE's fiduciary obligations to its customers, E*TRADE has agreed to use its commercially reasonable efforts to direct all secondary market orders to Wit SoundView for a period of at least
      36 months after the closing of the merger with E*OFFERING. Order flow arrangements during the one-year period following an offering in which Wit SoundView was the lead manager and the six-month period following an offering in which Wit SoundView was a co-manager will remain in place throughout the term of the agreement, as provided for in the original strategic alliance agreement.

    - Each of Wit SoundView and E*TRADE have agreed, in furtherance of the strategic alliance, to include the others' logos and brand names on its Website at no additional cost.

    - Wit SoundView directly or through its affiliates has been granted a non-exclusive right to distribute equity securities offerings originating in foreign countries through E*TRADE and its affiliates and the parties have agreed to use their commercially reasonable efforts to negotiate an extension of the exclusivity provisions of the strategic alliance to the comparable activities of Wit SoundView and E*TRADE in foreign countries.

    - In the event of a change of control of E*TRADE during the period in which the exclusivity provisions are in effect and if the person or entity that acquires control of E*TRADE either breaches its obligations as a successor to E*TRADE or materially breaches Wit SoundView's exclusivity right with respect to equity securities offerings, E*TRADE will be obligated to pay Wit SoundView $120 million, which amount will be reduced by $3.33 million at the end of each calendar month, commencing with the month during which the first anniversary of the merger closing occurs, to a minimum of $80 million. Prior to the amendment, E*TRADE was obligated to pay Wit SoundView $160 million, reduced by $5 million per calendar month to a minimum of $80 million.

    - The warrant to purchase 2,000,000 shares of Wit SoundView common stock has been modified to reflect the elimination of the performance criteria for extending the exclusivity period. The only condition to exercisability of the warrant is that the exclusivity provisions of the amended and restated strategic alliance agreement remain in effect during the fourth and fifth years of the amended and restated strategic alliance agreement.

Q: WHAT HAS CHANGED IN THE MERGER AGREEMENT?

A: The indemnification of Wit SoundView by the stockholders of E*OFFERING has been modified to cover certain matters not subject to the $3 million threshold otherwise applicable to indemnification claims.

Q: HAS ANYTHING MATERIALLY CHANGED IN OTHER RELATED AGREEMENTS?

A:  No.

Q: HAS THE RECORD DATE FOR THE WIT SOUNDVIEW SPECIAL MEETING OF STOCKHOLDERS
    CHANGED?

A:  No. The record date for the meeting remains August 10, 2000.

Q: WHAT DO I NEED TO DO NOW?

A: First, carefully read this document. If you already have delivered a properly executed proxy, you do not need to do anything further unless you wish to change your vote. If you are a registered holder and you have not already delivered a properly executed proxy, or you wish to change your vote, please complete, sign and date the enclosed proxy card and return it in the accompanying prepaid envelope to assure that your shares will be represented at the special meeting. If your shares are held in "street name" by your broker, and you have not already delivered a properly executed proxy, or wish to change your vote, please instruct your broker in the manner described on page 2 of the proxy statement/prospectus mailed to you on August 17, 2000.

Q: WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A:  You can change your vote by:

    - following the procedures described on page 21 of the proxystatement/prospectus mailed to you on August 17, 2000;

    - sending a later-dated, signed proxy card before the special meeting; or

    - attending the meeting in person and voting.

Q: WHEN WILL THE MERGER BE COMPLETED?

A: Wit SoundView and E*OFFERING are working toward completing the merger as soon as possible and expect to complete the merger shortly after the reconvened Wit SoundView special meeting if stockholders approve the merger proposal.

Q: WHOM CAN I CALL WITH QUESTIONS?

A: If you have any questions about the merger, or if you need additional copies of this supplement or the proxy statement/prospectus or the enclosed proxy card, you should contact:

    Georgeson Shareholder Communications Inc.
    17 State Street, 10th Floor
    New York, NY 10004

    Telephone:  1-800-223-2064 (investor toll-free number)
              1-212-440-9800 (banks and brokers call collect)

              CHANGES TO INFORMATION IN PROXY STATEMENT/PROSPECTUS

AMENDMENTS TO THE STRATEGIC ALLIANCE AGREEMENT

    The following is a summary of the significant differences between the strategic alliance agreement, dated as of May 15, 2000 by and between Wit SoundView and E*TRADE, and the amended and restated strategic alliance agreement, dated as of September 26, 2000 by and between Wit SoundView and E*TRADE.

    MODIFICATION OF EXCLUSIVITY TERM. Under the exclusivity provisions of both the original strategic alliance agreement and the amended strategic alliance agreement, Wit SoundView will be the exclusive source to E*TRADE of equity and equity related securities offered to retail customers in initial public offerings and follow-on offerings and private placements of United States companies in the United States, and Wit SoundView must make available exclusively to customers of E*TRADE all securities allocated by Wit SoundView for retail distribution in any United States public or private offering of equity and equity related securities in which it participates as an underwriter, dealer or placement agent. Under the original strategic alliance agreement, the exclusivity provisions were to last for three years and could be extended automatically for up to two additional years upon the satisfaction of certain performance standards by Wit SoundView or upon mutual agreement of the parties. Under the amended and restated strategic alliance agreement, these exclusivity provisions will last for five years and will not be subject to the satisfaction of any performance standards by Wit SoundView.

    MARKET MAKING. The amended and restated strategic alliance agreement provides that, subject to E*TRADE's fiduciary obligations to its customers, E*TRADE will use its commercially reasonable efforts to direct all secondary market orders with respect to each security for which Wit SoundView acts as market maker to Wit SoundView. Wit SoundView will be required to pay a competitive market rate, reviewed and adjusted periodically, if appropriate, for this order flow. This provision, however, is not applicable to secondary market trading of securities issued in offerings in which Wit SoundView participates as a lead manager or a co-manager during the one-year period or six-month period, respectively, after the offering. Direction of order flow in these securities during the applicable period is subject to existing provisions of the strategic alliance agreement.

    SALES AND MARKETING. Both the original strategic alliance agreement and the amended strategic alliance agreement contain similar provisions with respect to the parties' mutual agreement to negotiate in good faith to promote and market the strategic alliance. These provisions have been revised in the amended and restated strategic alliance agreement to specifically provide that each of Wit SoundView and E*TRADE will include the others' logos and brand names on its Website at no charge to the other party.

    INTERNATIONAL ALLIANCE. Both the original strategic alliance agreement and the amended and restated strategic alliance agreement provide that the parties will use their respective commercially reasonable efforts to negotiate extensions of the strategic alliance to activities in countries other than the United States. Under the amended and restated strategic alliance agreement, Wit SoundView, directly or through its affiliates, has a non-exclusive right to distribute equity securities offerings originating in foreign countries through E*TRADE and its affiliates and the parties have agreed to use commercially reasonable efforts to negotiate an extension of the exclusivity provisions of the strategic alliance to the comparable activities of Wit SoundView and E*TRADE in foreign countries.

    CHANGE OF CONTROL. Under the amended and restated strategic alliance agreement, in the event of a change of control of E*TRADE during the period in which the exclusivity provisions are in effect, and if the person or entity that acquires control of E*TRADE either breaches its obligations as a successor to E*TRADE or materially breaches its obligations with respect to Wit SoundView's exclusivity rights in connection with equity or equity related securities offerings, E*TRADE will be obligated to pay Wit SoundView $120 million, which amount will be reduced by $3.33 million at the end of each calendar month, commencing with the month during which the first anniversary of the merger closing occurs, to a minimum of $80 million. In the original strategic alliance agreement, in this circumstance E*TRADE would have been obligated to pay Wit SoundView $160 million, reduced by $5 million per calendar month to a minimum of $80 million.

AMENDMENTS TO THE MERGER AGREEMENT

    The following is a summary of the amendments to the merger agreement effected by the amendment agreement, dated as of September 26, 2000, by and among Wit SoundView, Wit SoundView Corporation and E*OFFERING.

    WIT SOUNDVIEW'S INDEMNIFICATION RIGHTS. Under the original merger agreement, E*OFFERING shareholders were obligated to indemnify and hold harmless, jointly and severally, Wit SoundView and its officers, directors, agents and employees and each controlling person or entity of Wit SoundView from damages and other losses and liabilities in excess of $3 million arising out of any misrepresentation or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by E*OFFERING in the merger agreement or any attached exhibits or schedules. Under the amendment, certain matters will be covered by this indemnification without being subject to the $3 million threshold. Wit SoundView and Wit SoundView Corporation have agreed to waive failures to satisfy any conditions to the closing of the merger if any such failure is attributable to these specified matters and Wit SoundView and Wit SoundView Corporation have also agreed to waive the right to terminate the amended merger agreement on account of any of such matters.

EVENTS PRECEDING THE AMENDMENTS TO THE STRATEGIC ALLIANCE AGREEMENT AND MERGER
  AGREEMENT

    Starting in mid-August 2000, Wit SoundView began to examine the financial results of E*OFFERING for the quarter ending June 30, 2000. In this connection, Wit SoundView analyzed and discussed with E*OFFERING whether a material adverse change in various aspects of the business of E*OFFERING had occurred since March 31, 2000 and whether there had been any breaches of certain representations and covenants made by E*OFFERING in the merger agreement. E*OFFERING has informed Wit SoundView that it does not believe that a material adverse change, as defined in the merger agreement, or any breaches of its representations or covenants, had occurred.

    After analyzing the preliminary results of its review, Wit SoundView commenced discussions with E*TRADE, with whom it had begun working in preparation for the full implementation of the strategic alliance with E*TRADE. As a result of those discussions, and in order to avoid any unnecessary delays to the implementation of the strategic alliance, E*TRADE agreed to certain changes in the strategic alliance. In addition, E*OFFERING agreed to changes in the merger agreement to provide supplemental indemnification to Wit SoundView. See "Amendments to the Merger Agreement."

    The board of directors of Wit SoundView considered the new information at meetings on September 12, 19, and 21, 2000. In particular, the board considered the information developed by Wit SoundView's management relating to the financial performance of E*OFFERING and the issues raised by Wit SoundView with E*OFFERING. At the September 12, 2000 meeting, the board received advice from its accounting, legal and financial advisers. Following these presentations, the board engaged in a full discussion of the issues presented and the alternatives available to the company. The board asked its financial adviser, Goldman, Sachs & Co., to prepare a new analysis of the fairness of the transactions in light of the decline in the financial results of E*OFFERING for the second quarter of 2000 and the changes to the strategic alliance under discussion with E*TRADE.

    At the September 19, 2000 meeting, Wit SoundView's management reported on developments during the preceding week, including the discussions with E*TRADE relating to the amendment of the strategic alliance. At this meeting, management presented revised financial projections factoring in the decline in E*OFFERING's revenue for the quarter ending June 30, 2000 and Goldman, Sachs & Co. discussed its preliminary analysis of the fairness of the merger and strategic alliance transactions, taken as a unitary transaction. No decision was reached at this meeting and management was asked to conduct further due diligence on certain of the issues raised at the meeting.

    At the September 21, 2000 meeting, Wit SoundView's management and legal adviser reported back to the board on the questions raised at the September 19, 2000 meeting and the results of their discussions with E*TRADE, as well as on the status of the documentation of the proposed changes to the strategic alliance and the other agreements. After considering the reports from its advisers, the board discussed open issues and considered management's recommendations. At the meeting, Goldman, Sachs & Co. indicated that, assuming the amended merger agreement and amended and restated strategic alliance agreement were executed substantially in the form presented to the board, and based upon and subject to various considerations, it was prepared to deliver an opinion to the effect that the total consideration proposed to be paid by Wit SoundView pursuant to the amended merger agreement and the amended and restated strategic alliance agreement, taken as a unitary transaction, was fair from a financial point of view to Wit SoundView. The opinion of Goldman, Sachs & Co. is attached as Annex S-A. We encourage you to read it in its entirety. At the conclusion of the meeting, the board reaffirmed its approval of the merger agreement subject to completion of the various agreements and receipt of a fairness opinion.

    On September 26, 2000, Wit SoundView and E*TRADE executed an amended and restated strategic alliance agreement and the parties to the merger agreement executed the amendment to the merger agreement relating to indemnification and waivers. On September 26, 2000 Wit SoundView announced the changes that had been negotiated and indicated that it would adjourn the previously scheduled stockholder meeting until October 16, 2000 to permit its stockholders to receive the new information prior to the stockholder meeting.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS SUPPLEMENT, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTOR IN DETERMINING HOW TO VOTE, IN ADDITION TO THE RISK FACTORS CONTAINED IN THE PROXY STATEMENT/PROSPECTUS TO WHICH THIS SUPPLEMENT RELATES. THESE MATTERS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS SUPPLEMENT AND IN THE PROXY STATEMENT/PROSPECTUS TO WHICH THIS SUPPLEMENT RELATES.

    THE TRANSFER OF RETAIL BROKERAGE ACCOUNTS FROM WIT SOUNDVIEW TO E*TRADE COULD NEGATIVELY AFFECT THE BUSINESS OF WIT SOUNDVIEW IF THE MERGER IS NOT COMPLETED.

    In order to satisfy one of the conditions to the merger and strategic alliance, on September 29, 2000, Wit SoundView transferred to E*TRADE substantially all of Wit SoundView's retail brokerage accounts pursuant to the account transfer agreement entered into between E*TRADE and Wit SoundView on May 15, 2000. If the merger is not completed, Wit SoundView may not be able to utilize these retail brokerage accounts as a means to distribute securities it is allocated in offerings in which it participates without first reacquiring these accounts from E*TRADE. Even if E*TRADE agrees to transfer the accounts back to Wit SoundView, the customers who own these accounts may not agree to have their accounts transferred back to Wit SoundView. Loss of these accounts may disrupt Wit SoundView's business by eliminating a major channel for distributing securities Wit SoundView is allocated in offerings in which it participates. Procuring new channels for distributing securities may cause Wit SoundView to incur significant expenses and may take a significant amount of time. There can be no assurance that Wit SoundView would be able to obtain substitute channels for distributing securities in a timely manner and on terms as economically beneficial to Wit SoundView. See "Recent Developments."

                              RECENT DEVELOPMENTS

    On September 29, 2000, Wit SoundView transferred to E*TRADE all right, title and interest in and to substantially all retail brokerage accounts maintained by Wit SoundView and all related properties and rights in and to such retail brokerage accounts, pursuant to the account transfer agreement entered into between E*TRADE and Wit SoundView on May 15, 2000. Wit SoundView transferred these retail brokerage accounts to E*TRADE as additional consideration for the exclusivity rights under the strategic alliance. Wit SoundView transferred, or caused to be transferred, to the custody of E*TRADE all fully-paid securities of each customer who maintained a Wit SoundView retail brokerage account prior to the transfer and who had not objected to the transfer.

OPINION OF FINANCIAL ADVISOR TO WIT SOUNDVIEW

    On September 21, 2000, Goldman Sachs indicated to the board of directors of Wit SoundView that, assuming the amended merger agreement and amended and restated strategic alliance agreement were executed substantially in the form presented to the board on that date and based upon and subject to various considerations, Goldman Sachs was prepared to deliver an opinion to the effect that the total consideration proposed to be paid by Wit SoundView pursuant to the amended merger agreement and the amended and restated strategic alliance agreement, taken as a unitary transaction, was fair from a financial point of view to Wit SoundView. Following the execution of definitive agreements on September 26, 2000, Goldman Sachs delivered its written opinion, dated September 26, 2000.

    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED SEPTEMBER 26, 2000, WHICH IDENTIFIES ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX S-A TO THIS DOCUMENT. STOCKHOLDERS OF WIT SOUNDVIEW ARE URGED TO, AND SHOULD, READ THIS OPINION IN ITS ENTIRETY.

    In connection with its opinion, Goldman Sachs reviewed, among other things:

    - the amended merger agreement,

    - the amended and restated strategic alliance agreement,

    - the account transfer agreement,

    - the Registration Statement on Form S-1 of Wit SoundView relating to the initial public offering of Wit SoundView, including the prospectus contained therein dated June 4, 1999,

    - the Annual Report on Form 10-K of Wit SoundView for the year ended December 31, 1999,

    - the Annual Report on Form 10-K of E*TRADE for the year ended December 31, 1999,

    - audited historical financial statements of E*OFFERING for the fiscal year ended September 30, 1999,

    - various interim reports to stockholders and Quarterly Reports on Form 10-Q of Wit SoundView and E*TRADE,

    - various other communications from Wit SoundView to its stockholders,

    - various financial and other information related to E*OFFERING, including both audited annual and unaudited quarterly financial statements,

    - various internal financial analyses and forecasts for E*OFFERING prepared by the management of E*OFFERING,

    - various internal financial analyses and forecasts for Wit SoundView prepared by the management of Wit SoundView,

    - various financial analyses and forecasts for E*OFFERING and certain pro forma projections for the combined company prepared by the management of Wit SoundView, and

    - various cost savings and operating synergies projected by the management of Wit SoundView to result from the transaction contemplated by the amended merger agreement, the amended and restated strategic alliance agreement and the account transfer agreement.

    Goldman Sachs also held discussions with members of the senior managements of Wit SoundView, E*TRADE and E*OFFERING regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the amended merger agreement, the amended and restated strategic alliance agreement and the account transfer agreement and current business operations, financial condition, and future prospects of their respective companies. In addition, Goldman Sachs:

    - compared certain financial and other information for E*OFFERING and certain financial and stock market information for Wit SoundView with similar information for various other companies the securities of which are publicly traded,

    - reviewed the financial terms of various recent business combinations in the brokerage and Internet industries specifically and in other industries generally, and

    - performed such other studies and analyses as Goldman Sachs considered appropriate.

    Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, it assumed with the consent of Wit SoundView that forecasts and synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Wit SoundView and that the forecasts and synergies will be realized in the amounts and time periods contemplated thereby. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities, contingent or otherwise, of Wit SoundView or E*OFFERING or any of their subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. The advisory services and the opinion of Goldman Sachs were provided for the information and assistance of the board of directors of Wit SoundView in connection with its consideration of the transaction contemplated by the amended merger agreement, the amended and restated strategic alliance agreement and the account transfer agreement and its opinion does not constitute a recommendation as to how any holder of Wit SoundView shares should vote with respect to any such transaction.

    The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its written opinion dated as of September 26, 2000, attached as Annex S-A to this document. In providing its opinion, Goldman Sachs did not assign any relative importance to any particular financial analysis.

    THE FOLLOWING SUMMARIES OF FINANCIAL ANALYSES MAY INCLUDE INFORMATION IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

    CONTRIBUTION ANALYSIS. Goldman Sachs reviewed historical and estimated future operating and financial information including, among other things, market value, revenue, operating cash flow and cash net income for Wit SoundView, E*OFFERING and the pro forma combined company resulting from the merger as of September 2000 based on:

    - management forecasts for Wit SoundView,

    - forecasts for E*OFFERING based on Wit SoundView's management projections,

    - potential benefits of the transactions contemplated by the amended merger agreement, the amended and restated strategic alliance agreement and the account transfer agreement, or synergies, based on Wit SoundView's management projections, and

    - pro forma projections for the combined company, prepared by the management of Wit SoundView.

    Goldman Sachs also analyzed the relative market value, revenue, operating cash flow, and cash net income of Wit SoundView and E*OFFERING to the combined company on a pro forma basis based on financial data and assumptions provided to Goldman Sachs by Wit SoundView management and full pretax operating income synergies in estimated fiscal year 2001, as estimated by the management of Wit SoundView, of approximately $30 million as of September 2000. The results of the analyses are summarized as follows:

E*OFFERING PLUS SYNERGIES CONTRIBUTION TO COMBINED:           2001E**
---------------------------------------------------           --------
Value*......................................................     25%
Revenue.....................................................     17%
Cash Net Income.............................................     33%

------------------------

*   Includes retention pool.

** Based on projections for Wit SoundView and E*OFFERING as of September 2000 prepared by the management of Wit SoundView and full pretax operating income synergies of approximately $30 million in estimated fiscal year 2001 prepared by the management of Wit SoundView.

    Goldman Sachs then analyzed the relative revenue, net income and cash net income of Wit SoundView and E*OFFERING to the combined company on a pro forma basis based on financial data and assumptions provided to Goldman Sachs by Wit SoundView management and full pretax operating income synergies for each of estimated fiscal years 2001, 2002, 2003 and 2004. The results of the analyses are summarized as follows:

E*OFFERING PLUS SYNERGIES CONTRIBUTION TO COMBINED:   2001E      2002E      2003E      2004E
---------------------------------------------------  --------   --------   --------   --------
Net Income........................................      44%        50%        53%        56%
Cash Net Income...................................      33%        41%        45%        49%
Revenue...........................................      17%        19%        22%        25%

    PRO FORMA MERGER ANALYSIS. Goldman Sachs prepared pro forma analyses of the financial impact of the merger using revenue, earnings and cash net income estimates as of September 2000 for Wit SoundView and E*OFFERING prepared by the management of Wit SoundView. Goldman Sachs compared the estimated revenue, net income and cash net income per share of Wit SoundView common stock in estimated fiscal years 2001, 2002, 2003 and 2004 on a standalone basis, to the revenue, net income, and cash net income per share of the common stock of the combined company on a pro forma basis during the same period assuming full pretax operating income synergies, an aggregate consideration of $303 million and excluding any retention pool.

    Based on September 2000 management estimates, the proposed transaction would be:

    - accretive to Wit SoundView's stockholders on a net income per share basis (including amortization of goodwill) in estimated fiscal year 2004, but dilutive to Wit SoundView's stockholders on a net income per share basis in each of estimated fiscal year 2001, 2002, 2003,

    - accretive to Wit SoundView's stockholders on a cash net income per share basis (excluding amortization of goodwill) in each of estimated fiscal year 2001, 2002, 2003 and 2004, and

    - accretive to Wit SoundView's stockholders on a revenue per share basis in estimated fiscal years 2003 and 2004, but dilutive to Wit SoundView's stockholders on a revenue per share basis in estimated fiscal years 2001 and 2002.

    TRANSACTION MULTIPLES ANALYSIS. Goldman Sachs calculated the ratio of the aggregate consideration offered in the transaction, excluding the retention pool, to each of the revenue and net income of the combined company for estimated fiscal year 2001.

    Goldman Sachs performed these analyses for Wit SoundView as a combined company, excluding the retention pool, as of September 2000 assuming:

    - an implied aggregate consideration of $303 million,

    - no synergies,

    - full pretax operating income synergies described above, as estimated by the management of Wit SoundView, excluding brokerage synergies, and

    - full pretax operating income synergies as estimated by the management of Wit SoundView.

    The results of these analyses are summarized as follows:

RATIO OF IMPLIED AGGREGATE CONSIDERATION TO ESTIMATED FISCAL YEAR 2001:
-----------------------------------------------------------------------
REVENUES:
  No Synergies...................................................         5.4x
  Full Synergies, Excluding Brokerage Synergies..................         2.9x
  Full Synergies.................................................         3.4x
NET INCOME:
  No Synergies...................................................        95.6x
  Full Synergies, Excluding Brokerage Synergies..................        20.0x
  Full Synergies.................................................        13.2x

    In performing these analyses, Goldman Sachs did not assign relative importance or weights to the various sets of ratios and multiples.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Wit SoundView, E*OFFERING or E*TRADE or the contemplated transaction.

    The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Wit SoundView board of directors as to the fairness, from a financial point of view, of the total consideration proposed to be paid by Wit SoundView pursuant to the amended merger agreement and the amended and restated strategic alliance agreement, taken as a unitary transaction, to Wit SoundView. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Wit SoundView, E*OFFERING, E*TRADE, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

    As described above, Goldman Sachs' opinion to the board of directors of Wit SoundView was one of many factors taken into consideration by the Wit SoundView's board of directors in making its determination to approve the amended merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs. You should read in its entirety the written opinion of Goldman Sachs attached as Annex S-A to this document.

    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes, having provided various investment banking services to Wit SoundView from time to time. Goldman Sachs is familiar with Wit SoundView, having acted as its financial advisor in its acquisition of SoundView Technology Group, Inc. in October 1999 and having acted as Wit SoundView's financial advisor in connection with, and participating in the negotiations leading to the amended merger agreement, the amended and restated strategic alliance agreement and the account transfer agreement.

    As of September 26, 2000, an affiliate of Goldman Sachs, the Goldman Sachs Group, Inc., owned approximately 11,666,666 shares of Wit SoundView's Class B Common Stock, par value $0.01 per share, and warrants to purchase approximately 5,637,295 shares of Wit SoundView's Class B Common Stock, together representing approximately 15% of the fully diluted capital stock of Wit SoundView. The warrants may be exercised beginning in October 2000. In connection with its investment in Wit SoundView, Goldman Sachs Group, Inc. and Wit SoundView are parties to an agreement that, among other things, gives Goldman Sachs Group, Inc. a right of first refusal to purchase additional shares of common equity before Wit SoundView sells 5.0% of its fully diluted common equity to certain designated competitors of Goldman Sachs. Moreover, Goldman Sachs Group, Inc. has registration rights with respect to the shares of Class B Common Stock owned by such affiliate and has agreed for a limited period of time not to acquire more than 25% of Wit SoundView's fully diluted common equity.

    Goldman Sachs may also provide investment banking services to Wit SoundView or E*TRADE in the future. Wit SoundView selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

    Goldman Sachs provides a full range of financial, advisory and security services and in the course of its normal trading activities may from time to time effect transactions and hold securities, including derivative securities, of Wit SoundView or E*TRADE for its own account and for the accounts of customers. As of September 26, 2000, Goldman Sachs held a long position of 52,304 shares of E*TRADE common stock and $725,254 aggregate principal amount of E*TRADE 6.0% convertible subordinated notes, against which Goldman Sachs is short 186,891 shares of E*TRADE common stock, and options to purchase $11,987,261 aggregate principal amount of E*TRADE 6.0% convertible subordinated notes.

    Pursuant to a letter agreement, dated April 27, 2000, Wit SoundView engaged Goldman Sachs to act as its exclusive financial advisor in connection with the possible acquisition of all or a portion of the stock or assets of E*OFFERING and the possible sale of Wit SoundView's broker-dealer subsidiary, Wit Capital Corporation to E*TRADE Group, Inc. Pursuant to the terms of this engagement letter, Wit SoundView has agreed to pay Goldman Sachs a transaction fee of $3,335,000 upon consummation of the merger.

    Wit SoundView has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

                SELECTED HISTORICAL FINANCIAL DATA OF E*OFFERING

    The following selected historical financial data of E*OFFERING for the period from November 13, 1998 (Inception) to September 30, 1999 have been derived from E*OFFERING's consolidated financial statements, which have been audited by Deloitte & Touche LLP, independent auditors, and are included elsewhere in this supplement to the proxy/statement prospectus. The selected historical financial data for the nine months ended June 30, 2000 and for the period from November 13, 1998 (Inception) to June 30, 1999 have been derived from E*OFFERING's unaudited consolidated financial statements. In E*OFFERING's opinion, such unaudited data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information set forth herein. The results of operations for the nine months ended June 30, 2000 (unaudited) and for the period from November 13, 1998 (Inception) to June 30, 1999 (unaudited) are not necessarily indicative of results to be expected for any future period. The selected historical consolidated financial data should be read in conjunction with the consolidated financial statements and related notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations of E*OFFERING," which are included elsewhere in this supplement to the proxy statement/prospectus.

                                                  NINE MONTHS      PERIOD FROM           PERIOD FROM
                                                     ENDED      NOVEMBER 13, 1998     NOVEMBER 13, 1998
                                                   JUNE 30,       (INCEPTION) TO       (INCEPTION) TO
                                                     2000         JUNE 30, 1999      SEPTEMBER 30, 1999
                                                  -----------   ------------------   -------------------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA
REVENUES:
  Investment banking............................   $  22,325         $   1,696             $   7,312
  Brokerage.....................................      16,343             2,547                 1,208
  Interest and other............................       1,388               387                   338
                                                   ---------         ---------             ---------
    Total revenues..............................      40,056             4,630                 8,858
                                                   ---------         ---------             ---------
EXPENSES:
  Compensation and benefits.....................      29,913             6,609                10,973
  Professional services.........................       4,900               499                 1,862
  Brokerage and clearance.......................       2,065               358                 1,005
  Data processing and communications............       2,294               551                 1,158
  Other expenses................................      17,625             4,013                 7,193
                                                   ---------         ---------             ---------
    Total expenses..............................      56,797            12,030                22,191
                                                   ---------         ---------             ---------
    Net loss....................................     (16,741)           (7,400)              (13,333)
  Accretion related to Series B preferred
    stock.......................................          --                --                   291
                                                   ---------         ---------             ---------
    Net loss applicable to common
      shareholders..............................   $ (16,741)        $  (7,400)            $ (13,624)
                                                   =========         =========             =========
  NET LOSS PER COMMON SHARE:
    Basic.......................................   $   (3.89)        $   (1.69)            $   (3.04)
    Diluted.....................................       (3.89)            (1.69)                (3.04)
  WEIGHTED AVERAGE SHARES USED IN THE
    COMPUTATION OF NET LOSS PER COMMON SHARE:
    Basic.......................................   4,300,007         4,382,161             4,484,005
    Diluted.....................................   4,300,007         4,382,161             4,484,005

                                                              JUNE 30, 2000    SEPTEMBER 30, 1999
                                                              --------------   -------------------
BALANCE SHEET DATA
Cash, cash equivalents and securities readily convertible to
  cash......................................................      $21,237            $1,735
Total assets................................................       45,911            14,025
Total debt-related parties..................................        5,192            10,500
Stockholders' equity (deficit)..............................       31,466            (1,235)

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The pro forma combined statements of operations data presented below for the year ended December 31, 1999 assume that both the merger with E*OFFERING and the merger with SoundView Technology Group, Inc., which was completed on January 31, 2000, occurred on January 1, 1999. The pro forma combined statements of operations data presented below for the six month period ended June 30, 2000 assume that the merger with E*OFFERING occurred on January 1, 2000 and includes the results of SoundView Technology Group, Inc. from January 31, 2000, the closing date of that merger. The pro forma combined balance sheet data presented below assumes that the merger with E*OFFERING occurred as of the respective balance sheet date. In addition, the pro forma statements of operations and statement of financial condition also assume that certain agreements that are contingent upon the closing of the merger with E*OFFERING occurred as of the beginning of the period presented or as of the date indicated. Those agreements include the amended and restated strategic alliance agreement, the account transfer agreement and the stock purchase agreement, each of which is discussed in the proxy statement/prospectus. You should not assume that Wit SoundView, E*OFFERING and SoundView would have achieved the unaudited pro forma combined results if they had actually been combined during the periods shown.

    As consideration for the merger with E*OFFERING, Wit SoundView will acquire the outstanding shares of E*OFFERING in exchange for up to 28,486,247 newly issued shares of Wit SoundView common stock and options and warrants to purchase shares of Wit SoundView common stock. The merger will be accounted for using the purchase method of accounting. In addition to the pro forma effect of the merger with E*OFFERING, certain transactions that are contingent upon the closing of the merger are also reflected in the pro forma information. The first of such agreements, the amended and restated strategic alliance agreement with E*TRADE provides that Wit SoundView will be the exclusive source of retail equity or equity related securities in initial public offerings and follow-on offerings and in certain private placements to the 2.6 million retail customers of E*TRADE. As consideration for this agreement, Wit SoundView will issue 4,025,948 shares of common stock to E*TRADE and a warrant to purchase an additional two million shares, exercisable if the exclusivity provisions of the amended and restated strategic alliance agreement have remained in effect during the fourth and fifth years of the term of the amended and restated strategic alliance agreement, and has transferred to E*TRADE substantially all of its retail brokerage accounts pursuant to the account transfer agreement. In connection with the distribution of such equity securities to customers of E*TRADE, E*TRADE will receive a portion of the dealer selling concession received by Wit SoundView. E*TRADE's percentage of such revenue will depend on the number of shares allocated to E*TRADE's customers and whether Wit SoundView participates as a lead managing underwriter or in another capacity. Accordingly, the pro forma results of operations have been adjusted to include selling expense related to the portion of the dealer selling concession that would have been allocated to E*TRADE had the amended and restated strategic alliance agreement been in effect during the periods presented.

    The pro forma results have not been adjusted to include revenue synergies that Wit SoundView management believes are attainable and additional revenues the combined company will receive under the provisions of the amended strategic and restated alliance agreement. Those revenues include order flow from customers of E*TRADE in the stocks we make markets in, increased participation in public equity offerings, increased economics on public equity offerings and commission and trading revenue from our customers. It is not expected that the combined company will continue E*OFFERING's relationships with most of its institutional brokerage clients. Accordingly, actual brokerage revenue and the related expenses will differ from the amounts reflected in the pro forma results of operations.

    In addition to the amended and restated strategic alliance agreement, the pro forma information assumes that the provisions of the account transfer agreement with E*TRADE were in effect as of January 1, 1999. On September 29, 2000, Wit SoundView transferred to E*TRADE all right, title and interest in and to substantially all of Wit SoundView's approximately 120,000 retail brokerage accounts and all related properties and rights in and to such retail brokerage accounts, pursuant to the account transfer agreement. Accordingly, the revenues and expenses associated with Wit SoundView's online retail brokerage operations have been removed from the results of operations reflected in the periods presented. Expenses removed from the pro forma results represent actual expenses that were directly related to the online retail brokerage operations. Certain expenses, including costs of communications and other general and administrative costs, were not adjusted, as they were not readily identifiable. Additionally, actual revenues and expenses such as salary and bonus paid to employees of E*OFFERING whose services will no longer be required by the combined company have not been adjusted. However, certain non-recurring adjustments to reflect the liabilities and payments associated with severance of Wit SoundView and E*OFFERING employees and termination of related brokerage contracts have been reflected in the pro forma statement of financial condition on a pre-tax basis.

    The pro forma data also assumes that the transactions contemplated by the stock purchase agreement with E*TRADE and certain affiliates of General Atlantic Partners had been consummated as of the balance sheet date presented. The agreement provides for the purchase of two million shares of Wit SoundView common stock by each of E*TRADE and certain affiliates of General Atlantic Partners for an aggregate purchase price of $41 million or $10.25 per share.

    The pro forma combined statements of operations data presented below for the year ended December 31, 1999 also assume that the merger with SoundView Technology Group, Inc., which was completed on January 31, 2000, occurred on January 1, 1999. Under the terms of the merger agreement with SoundView, Wit SoundView acquired the outstanding shares of SoundView in exchange for approximately $320 million, consisting of newly issued common stock, options replacing SoundView options and approximately $22.5 million in cash. The acquisition was accounted for using the purchase method of accounting. The excess of cost over the estimated fair value of assets acquired was allocated to certain identifiable assets and goodwill, a total of approximately $276 million which is being amortized on a straight line basis over periods of between three and 20 years.

    The unaudited pro forma combined results should be read in conjunction with the unaudited pro forma combined condensed financial information and related notes and the historical consolidated financial statements and related notes, each of which are either included in the proxy statement/ prospectus or incorporated by reference therein, and other financial information pertaining to Wit SoundView and E*OFFERING, including "Management's Discussion and Analysis of Financial Condition and Results of Operations of Wit SoundView," which is incorporated in the proxy statement/ prospectus by reference to Wit SoundView's Form 10-K for 1999, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of E*OFFERING" and "Risk Factors" which appear in the proxy statement/prospectus.

                                                           SIX MONTHS ENDED            YEAR ENDED
                                                             JUNE 30, 2000         DECEMBER 31, 1999
                                                         ---------------------   ----------------------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                          (UNAUDITED)
  PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA
  REVENUES:
  Investment banking...................................      $    130,555             $   102,785
  Brokerage............................................            79,676                  99,773
  Asset management fees................................             7,648                  12,857
  Interest and investment income.......................             5,530                   6,577
  Gains from firm investments..........................               647                  15,331
  Gain on joint venture................................                --                     943
  Other................................................               198                   1,165
                                                             ------------             -----------
    Total revenues.....................................           224,254                 239,431
                                                             ------------             -----------
    EXPENSES:
  Compensation and benefits............................           141,544                 166,559
  Brokerage and clearance..............................            14,324                  21,184
  Professional services................................             7,998                  12,007
  Marketing and business development...................             9,621                  12,503
  Amortization of intangible assets....................            29,598                  60,941
  Other operating expenses.............................            26,520                  33,021
                                                             ------------             -----------
    Total expenses.....................................           229,605                 306,215
                                                             ------------             -----------
  Net loss before income tax provision and
    equity in net loss of affiliates...................            (5,351)                (66,784)
  Provision (benefit) for income taxes.................             5,132                  (5,892)
                                                             ------------             -----------
  Net loss before equity in net loss of affiliates.....           (10,483)                (60,892)
  Equity in net loss of affiliates.....................            (6,191)                   (560)
                                                             ------------             -----------
    Net Loss...........................................      $    (16,674)            $   (61,452)
                                                             ============             ===========
  NET LOSS PER SHARE:
    Basic..............................................      $      (0.16)            $     (0.76)
    Diluted............................................             (0.16)                  (0.76)
  WEIGHTED AVERAGE SHARES USED IN THE COMPUTATION OF
    NET LOSS PER SHARE:
    Basic..............................................       106,108,730              81,179,200
    Diluted............................................       106,108,730              81,179,200

                                                              JUNE 30, 2000
                                                               (UNAUDITED)
                                                              -------------
  PRO FORMA COMBINED BALANCE SHEET DATA
  Cash, cash equivalents and securities readily convertible
    to cash.................................................    $ 158,722
  Total assets..............................................      993,930
  Stockholders' equity......................................      810,639

                           COMPARATIVE PER SHARE DATA

    The following tables reflect the historical net loss and book value per share of Wit SoundView common stock and the historical net loss and book value per share of E*OFFERING common stock in comparison with the unaudited pro forma net income and book value per share after giving effect to the proposed merger of Wit SoundView with E*OFFERING. The information presented in the following tables should be read in conjunction with the unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus supplement and the historical consolidated financial statements and related notes of Wit SoundView and E*OFFERING which are included elsewhere in this proxy statement/prospectus.

                                                           PERIODS ENDED
                                                             JUNE 30,                 YEARS ENDED DECEMBER 31,
                                                        -------------------   -----------------------------------------
                                                          2000       1999       1999       1998       1997     1996(5)
                                                        --------   --------   --------   --------   --------   --------
  WIT SOUNDVIEW HISTORICAL PER SHARE DATA:
  Basic net income (loss) per share(2)................   $0.13      $(0.48)    $(0.52)    $(1.23)    $(0.41)    $(0.33)
  Diluted net income (loss) per share(2)..............    0.10       (0.48)     (0.52)     (1.23)     (0.41)     (0.33)
  Historical book value per share(1)..................    5.43        2.00       1.97       0.68       0.40       0.26
  Historical book value per share--diluted(3).........    5.36        2.24       2.66       0.87       0.68       0.51

                                                               PERIODS ENDED
                                                                 JUNE 30,
                                                            -------------------       PERIOD ENDED
                                                              2000     1999(7)    SEPTEMBER 30, 1999(6)
                                                            --------   --------   ---------------------
  E*OFFERING HISTORICAL PER SHARE DATA:
  Basic net loss per share(2).............................   $(3.89)    $(1.69)          $(3.04)
  Diluted net loss per share(2)...........................    (3.89)     (1.69)           (3.04)
  Historical book value per share(1)......................     1.34       0.53            (0.13)
  Historical book value per share--diluted(3).............     1.19       0.60             0.13

                                                              PERIOD ENDED       YEAR ENDED
                                                              JUNE 30, 2000   DECEMBER 31, 1999
                                                              -------------   -----------------
  WIT SOUNDVIEW AND E*OFFERING PRO FORMA COMBINED PER SHARE
    DATA:
  Basic net loss per Wit SoundView share(2).................     $(0.16)           $(0.76)
  Basic net loss per equivalent E*OFFERING share(4).........      (0.11)            (0.51)
  Diluted net loss per Wit SoundView share(2)...............      (0.16)            (0.76)
  Diluted net loss per equivalent E*OFFERING share(4).......      (0.11)            (0.51)
  Book value per Wit SoundView share(1).....................       6.71              3.93
  Book value per equivalent E*OFFERING share(4).............       4.49              2.63
  Book value per Wit SoundView share--diluted(3)............       6.21              3.87
  Book value per equivalent E*OFFERING share(4).............       4.15              2.59

------------------------

(1) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding and considering the conversion of Wit SoundView's Series A, B, C and D preferred stock into Wit SoundView Class C common stock and Wit SoundView Series E preferred stock into Wit SoundView Class B common stock upon completion of Wit SoundView's initial public offering in June 1999. All shares of Wit SoundView Class C common stock were automatically converted into an equal number of shares of Wit SoundView common stock on December 7, 1999. The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Wit SoundView common stock outstanding.

(2) Basic net income (loss) per share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is computed using the weighted average number of common and common share equivalents outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon conversion of the convertible preferred stock and shares issuable upon the exercise of stock options and warrants. In periods in which a net loss is reported, common stock equivalents are not included in the calculation of diluted net loss per share as they are anti-dilutive and would result in a reduction of net loss per share.

(3) The historical book value per share diluted assumes the exercise of all outstanding options and warrants whether or not dilutive.

(4) The equivalent pro forma combined per share data for E*OFFERING is calculated by multiplying the pro forma combined share amounts by the assumed exchange ratio of 0.668878865 shares of Wit SoundView common stock for each share of E*OFFERING common stock.

(5) Period from March 27, 1996 (inception) through December 31, 1996 for Wit SoundView.

(6) Period from November 13, 1998 (inception) through September 30, 1999 for E*OFFERING.

(7) Period from November 13, 1998 (inception) through June 30, 1999 for E*OFFERING.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS OF E*OFFERING

OVERVIEW

    E*OFFERING was incorporated in the state of California in 1998. E*OFFERING is an Internet investment banking firm that uses the Internet and related technologies such as electronic mail and multimedia to deliver investment banking products to online individual investors and institutional clients. E*OFFERING provides a range of investment banking services, including initial and follow-on public offering underwriting, private equity agency services, sales and trading, equity research and financial advisory services.

    The following analysis of financial condition and results of operations of E*OFFERING for the period from November 13, 1998 (Inception) to September 30, 1999 have been derived from E*OFFERING's audited consolidated financial statements. The financial information for the nine months ended June 30, 2000 and for the period from November 13, 1998 (Inception) to June 30, 1999 have been derived from E*OFFERING's unaudited consolidated financial statements and should be read in conjunction with the consolidated financial statements and the related notes thereto included elsewhere in this supplement to the proxy statement prospectus.

                                E*OFFERING CORP.
                         STATEMENTS OF OPERATIONS DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    PERIOD FROM         PERIOD FROM
                                                                 NOVEMBER 13, 1998   NOVEMBER 13, 1998
                                             NINE MONTHS ENDED    (INCEPTION) TO       (INCEPTION) TO
                                               JUNE 30, 2000       JUNE 30, 1999     SEPTEMBER 30, 1999
                                             -----------------   -----------------   ------------------
REVENUES:
Investment banking.........................      $  22,325           $   1,696           $   7,312
Brokerage..................................         16,343               2,547               1,208
Interest income............................            970                 174                 272
Other......................................            418                 213                  66
                                                 ---------           ---------           ---------
  Total revenues...........................         40,056               4,630               8,858
                                                 ---------           ---------           ---------
EXPENSES:
Compensation and benefits..................         29,913               6,609              10,973
Brokerage and clearance....................          2,065                 358               1,005
Marketing and business development.........          2,859               1,748               3,080
Amortization of intangible assets and
  goodwill.................................            662                  66                 132
Professional services......................          4,900                 499               1,862
Data processing and communications.........          2,294                 551               1,158
Depreciation and amortization..............          2,702                 105                 903
Technology development.....................          4,564                 973                 993
Occupancy..................................          2,386                 309                 528
Other expenses.............................          4,452                 812               1,557
                                                 ---------           ---------           ---------
  Total expenses...........................         56,797              12,030              22,191
                                                 ---------           ---------           ---------
  Net loss.................................        (16,741)             (7,400)            (13,333)
Accretion related to Series B preferred
  stock....................................              0                   0                 291
                                                 ---------           ---------           ---------
  Net loss applicable to common
  shareholders.............................      $ (16,741)          $  (7,400)          $ (13,624)
                                                 =========           =========           =========

NET LOSS PER COMMON SHARE:
  Basic....................................      $   (3.89)          $   (1.69)          $   (3.04)
  Diluted..................................          (3.89)              (1.69)              (3.04)

                                                                    PERIOD FROM         PERIOD FROM
                                                                 NOVEMBER 13, 1998   NOVEMBER 13, 1998
                                             NINE MONTHS ENDED    (INCEPTION) TO       (INCEPTION) TO
                                               JUNE 30, 2000       JUNE 30, 1999     SEPTEMBER 30, 1999
                                             -----------------   -----------------   ------------------
WEIGHTED AVERAGE SHARES USED IN THE
  COMPUTATION OF NET LOSS PER COMMON SHARE:
  Basic....................................      4,300,007           4,382,161           4,484,005
  Diluted..................................      4,300,007           4,382,161           4,484,005

                                                              JUNE 30, 2000   SEPTEMBER 30, 1999
                                                              -------------   ------------------
BALANCE SHEET DATA:
  Cash, cash equivalents and securities readily convertible
    to cash.................................................     $21,237            $1,735
  Total assets..............................................      45,911            14,025
  Total debt-related parties................................       5,192            10,500
  Stockholders' equity (deficit)............................      31,466            (1,235)

    On May 15, 2000, E*OFFERING signed an Agreement and Plan of Merger with Wit SoundView. Under the terms of the merger agreement, Wit SoundView will issue up to 28,486,247 shares of its common stock to acquire all the outstanding shares and assume all the outstanding options and warrants of E*OFFERING. The maximum number of Wit SoundView shares had a value of approximately $292 million, or $10.25 per share, at the close of trading on May 12, 2000, the last trading day before the merger agreement was signed. The board of directors of Wit SoundView and E*OFFERING's shareholders have approved the transaction, which is expected to close in October 2000. Completion is contingent on Wit SoundView shareholders' approval and other customary closing conditions.

RESULTS OF OPERATIONS

    The period from November 13, 1998 (Inception) to June 30, 1999 primarily reflects E*OFFERING's start up phase. E*OFFERING obtained its broker/dealer license in April 1999 and accordingly, had just begun to engage in the investment banking and brokerage activities. By June 30, 1999, the Company underwrote one offering as the lead manager and participated in a number of other offerings as an underwriting or syndicate member. Expenses for this period are primarily comprised of compensation, benefits, technology development, professional services, marketing and business development, typically indicative of a business start-up phase and are not considered material compared to the other periods presented. The management's discussion and analysis that follows will focus on the periods from November 13, 1998 (Inception) to September 30, 1999 and from October 1, 1999 to June 30, 2000.

REVENUES

    Investment banking revenues are primarily derived from the co-management of public offerings of equity securities and the provision of financial advisory services. E*OFFERING also receives revenues from its participation in underwriting syndicates for offerings for which it is not a manager. Investment banking revenues increased 205% from $7.3 million for the period from November 13, 1998 (Inception) to September 30, 1999 to $22.3 million for the period from October 1, 1999 to June 30, 2000. The increase was primarily attributable to the expansion of E*OFFERING's investment banking and merger and acquisition capabilities, an increase in the number of public offerings which E*OFFERING co-managed and/or participated in as an underwriting or syndicate member as well as favorable market conditions for e-commerce companies.

    Revenues derived from brokerage operations relate to E*OFFERING's institutional equity business and consist of agency commissions for listed securities and revenues from principal transactions in NASDAQ market making activities. Brokerage revenues increased 1,253% from

$1.2 million for the period from November 13, 1998 (Inception) to September 30, 1999 to $16.3 million for the period from October 1, 1999 to June 30, 2000. The increase resulted from the steady build up of the sales and trading staff, increased exchange volumes, the hiring of additional research analysts (resulting in an increase in the number of companies under coverage), an increase in the number of securities for which E*OFFERING makes a market, an increase in the number of public offerings in which E*OFFERING participates as an underwriting member and an increase in the economic participation in the public offerings which E*OFFERING co-managed.

    Interest income is derived from short-term investments, cash balances maintained with E*OFFERING's clearing broker and from interest bearing accounts and cash equivalents at the bank. Interest income increased 257% from $272,000 for the period from November 13, 1998 (Inception) to September 30, 1999 to $970,000 for the period from October 1, 1999 to June 30, 2000. The increase resulted from increased short-term investments and cash balances resulting from the issuance of the Series C preferred stock in January 2000 and from the growth in E*OFFERING's investment banking and brokerage revenues.

    Other income increased 533% from $66,000 for the period from November 13, 1998 (Inception) to September 30, 1999 to $418,000 for the period from October 1, 1999 to June 30, 2000. The increase was primarily due to account referral fees which E*OFFERING received for new customer accounts referred to E*TRADE.

EXPENSES

    Compensation and benefits expenses consist of salaries, bonuses and commissions and benefits E*OFFERING pays and provides to its employees. Compensation and benefits expenses increased 173% from $11.0 million for the period from November 13, 1998 (Inception) to September 30, 1999 to
$29.9 million for the period from October 1, 1999 to June 30, 2000. The increase in compensation primarily reflects the increase in E*OFFERING's commission based revenues, bonus payments and the increase in number of employees. It also reflects the one time severance costs associated with the closing of one of E*OFFERING's Newport Beach, California offices in November 1999.

    Brokerage and clearance expenses primarily consist of fees paid to independent floor brokers on the New York Stock Exchange for the execution of E*OFFERING customer agency business and fees paid to E*OFFERING's clearing broker. Brokerage and clearance expenses increased 105% from $1.0 million for the period from November 13, 1998 (Inception) to September 30, 1999 to
$2.1 million for the period from October 1, 1999 to June 30, 2000. The increase reflects the growth in the transactional volume of E*OFFERING's brokerage operations.

    Marketing and business development expenses primarily consist of promotional, advertising, travel and entertainment expenses. Marketing and business development expenses slightly decreased 7% from $3.1 million for the period from November 13, 1998 (Inception) to September 30, 1999 to $2.9 million for the period from October 1, 1999 to June 30, 2000. The decrease in promotional and advertising expenses was due to the fact that during the period from November 13, 1998 (Inception) to September 30, 1999, E*OFFERING launched significant branding, promotional and advertising activities in an effort to establish and position itself as a premier Internet investment banking firm. This decrease was partially offset by an increase in travel and entertainment expenses relating to the expansion of E*OFFERING's brokerage operations and investment banking business.

    Professional service expenses include legal, accounting, agency recruiting and general consulting fees. Professional service expenses increased 163% from $1.9 million for the period from November 13, 1998 (Inception) to September 30, 1999 to $4.9 million for the period from October 1, 1999 to June 30, 2000. The increase in legal fees was due to E*OFFERING's expansion of its products and in connection with an aborted initial public offering for which E*OFFERING was going to be the lead manager. The increase in accounting fees was attributable to the general ledger system conversion, which was completed in November 1999. The increase in agency recruiting fees resulted from the expansion of E*OFFERING's investment banking business and the searches for certain senior management positions. The increase in general consulting fees was due to E*OFFERING's business growth and the corporate infrastructure necessary to accommodate such growth.

    Data processing and communication expenses primarily reflect the costs of market data services and telecommunications. Data and communication expenses increased 98% from $1.2 million for the period from November 13, 1998 (Inception) to September 30, 1999 to $2.3 million for the period from October 1, 1999 to June 30, 2000. The increase in these expenses directly relates to E*OFFERING's expansion of its investment banking business and brokerage operations.

    Depreciation and amortization expenses include the depreciation of telecommunication, networking and computer equipment and the amortization of leasehold improvements. Depreciation and amortization expenses increased 199% from $903,000 for the period from November 13, 1998 (Inception) to September 30, 1999 to $2.7 million for the period from October 1, 1999 to June 30, 2000. Increases in these expenses correspond to increases in the purchase and deployment of computer hardware and software and in the build out costs of leased space in E*OFFERING's San Francisco office.

    Technology development expenses primarily reflect the costs to develop online products and the technology infrastructure required to support them. Technology development expenses increased 360% from $993,000 for the period from November 13, 1998 (Inception) to September 30, 1999 to $4.6 million for the period from October 1, 1999 to June 30, 2000. The increase was due to the development of an online private placement system allowing accredited and institutional investors to participate in online private placement offerings. E*OFFERING significantly revised its corporate web site and architecture and is in the process of developing its next generation corporate web site and architecture. E*OFFERING is also developing a web content management application and a corporate intranet web site and architecture.

    Occupancy expenses include costs relating to E*OFFERING's leasing of office space, furniture and equipment in E*OFFERING's San Francisco and Newport Beach offices. Occupancy expenses increased 352% from $528,000 for the period from November 13, 1998 (Inception) to September 30, 1999 to $2.4 million for the period from October 1, 1999 to June 30, 2000. The increase in occupancy expenses reflects E*OFFERING's business growth and its need for expanded office facilities; such expansion efforts were substantially completed in the second quarter of the fiscal year 2000.

    Other operating expenses include registration fees, postage, printing, office supplies, and other miscellaneous expense. Other operating expenses increased 186% from $1.6 million for the period from November 13, 1998 (Inception) to September 30, 1999 to $4.5 million for the period from October 1, 1999 to June 30, 2000. The increase in other operating expenses is primarily attributable to bad debt on uncollectible receivables and certain other nonrecurring costs, including without limitation, the leasehold improvements write-off in connection with the closing of one of E*OFFERING's Newport Beach offices, and settlement of customer complaints.

LIQUIDITY AND CAPITAL RESOURCES

    As of June 30, 2000, E*OFFERING had $21.2 million in cash, cash equivalents and securities readily convertible to cash. E*OFFERING believes that this balance, together with cash from operations, will be sufficient to meet anticipated cash requirements for at least the next 12 months.

    For the nine months ended June 30, 2000, net cash of $15.6 million used in operating activities was primarily attributable to the net operating loss and the decrease in receivables from clearing broker, partially offset by increases in accounts payable, compensation payable and other liabilities. E*OFFERING's brokerage revenues are collected and deposited at E*OFFERING's clearing broker and withdrawn as needed for its operations or investments. Net cash of $23.9 million used in investing activities was for the purchase of network and computer equipment, the build-out of the San Francisco leasehold improvements and the investment in securities readily convertible to cash. Net cash of $42.9 million provided by financing activities was primarily from the proceeds of the Series C preferred stock financing that was completed in January 2000, net of the pay down of subordinated debt.

    For the period from November 13, 1998 (Inception) to June 30, 1999, net cash of $15.4 million used in operating activities was primarily attributable to the net operating loss and an increase in receivables from E*OFFERING's clearing broker, partially offset by increases in securities sold not yet purchased, due to clearing broker, accounts payable, compensation payable and other liabilities. Net cash of $3.8 million used in investing activities was for the acquisition of Meridian Capital Group, Inc. and the purchase of network and computer equipment as well as the build-out of leasehold improvements for one of the Newport Beach, California offices. Net cash of $21.7 million provided by financing activities was primarily from the proceeds of the issuance of the Series A and B preferred stock and subordinated debt.

    For the period from November 13, 1998 (Inception) to September 30, 1999, net cash of $13.2 million used in operating activities was as a result of the net operating loss, increase in receivables from E*OFFERING's clearing broker, increase in other assets, partially offset by increases in accounts payable, compensation payable and other liabilities. Net cash of $6.8 million used in investing activities was for the acquisition of Meridian Capital Group, Inc. and the purchase of network and computer equipment as well as the build-out of leasehold improvements for one of the Newport Beach, California offices. Net cash of $21.7 million provided from financing activities was primarily from the proceeds of the issuance of the Series A and B preferred stock and subordinated debt.

RECENT DEVELOPMENTS

ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" and amended by SFAS No. 138. SFAS No. 133 established accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts and for hedging activities. E*OFFERING has determined that the adoption of SFAS No. 133 will not have a material impact on its consolidated financial statements.

    E*OFFERING adopted SFAS No. 130, "REPORTING COMPREHENSIVE INCOME," which requires that an enterprise report, by major components and as a single total, the change in net assets. There were no other comprehensive income items for the period November 13, 1998 (Inception) to September 30, 1999.

    In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "REVENUE RECOGNITION IN FINANCIAL STATEMENTS" ("SAB 101"). SAB 101 summarizes certain of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. E*OFFERING has not determined the effect, if any, of SAB 101 on E*OFFERING's consolidated financial statements.

SUBSEQUENT EVENTS

    At the completion of the merger with Wit SoundView, E*OFFERING's 1998 Stock Option Plan and 2000 Stock Option/Stock Issuance Plan will be assumed by Wit SoundView and no additional options to purchase common stock or issuances of common stock will be granted under the 2000 Stock Option/Stock Issuance Plan.

    On July 26, 2000, Wit SoundView announced the plan to terminate approximately 40% of E*OFFERING's employees effective at the close of the merger. In August 2000, approximately 20 employees elected the early termination option and received severance payments of approximately $1.1 million. The remaining employees will receive severance payments from Wit SoundView subsequent to the close of the merger.

    Since June 2000, in consultation with Wit SoundView, E*OFFERING has taken the following actions, among others, prior to the close of the merger to promote the achievement of synergies from E*OFFERING's and Wit SoundView's post-closing combined business:

    - froze hiring in the corporate finance and research departments;

    - eliminated the institutional sales and trading department, resulting in the early termination of approximately 20 employees;

    - re-directed co-managed underwriting and private placement opportunities to Wit SoundView; and

    - re-directed the development of expanded functionality and products for E*OFFERING's web site to reflect the strategic direction of the post-closing combined business, resulting in a delay in the planned launch date.

RISK MANAGEMENT

    E*OFFERING's primary risk exposures are market risk, credit risk and legal risk. Market risk relates to the risk that a change in the level of equity prices, interest rates or other market factors could result in trading losses or negatively impact the market for equity issuance, which in turn negatively impact transactional volumes. Credit and legal risk relate to the risk that a counter party to a transaction might fail to perform under its contractual commitment, resulting in E*OFFERING's incurring losses. E*OFFERING's risk management focuses on its investment banking activities, the extension of credit to counter parties and the trading of securities as well as the monitoring of trading levels with institutional clients. E*OFFERING monitors these risks daily through the controls and procedures designed to identify and evaluate the various risks to which E*OFFERING is exposed.

MARKET RISK

    E*OFFERING may act as a principal to facilitate customer-related transactions in securities, which exposes E*OFFERING to market risk. E*OFFERING makes markets in certain equity securities. As such, E*OFFERING maintains securities inventories to facilitate customer transactions. Managing market risk exposures includes limiting firm commitments by position levels, both long and short for all securities traded and limiting the type of trades that can be executed in each inventory account.

    E*OFFERING manages daily risk exposure in its inventory accounts by requiring various levels of management review of these accounts. The primary purpose of risk management is to participate in the establishment of position limits as well as to monitor the activities in the trading accounts. As of June 30, 2000, E*OFFERING did not have material assets and liabilities that are subject to market risk and, accordingly, was not exposed to material market risk.

CREDIT RISK

    E*OFFERING's exposure to credit risk arises from the possibility that a counter party to a transaction might fail to perform under its contractual commitment, resulting in E*OFFERING incurring losses. Credit risk relates to various financing activities is reduced by the industry practice of obtaining and maintaining possession and control of collateral, which is accomplished with established arrangements with the clearing broker. E*OFFERING actively manages the credit exposure relating to its trading activities by monitoring the creditworthiness of counter parties and limiting the amount and duration of exposure to individual counter parties.

LEGAL RISK

    Legal risk includes the risk of non-compliance with applicable legal and regulatory requirements and the risk that a counter party's performance obligations will be unenforceable. E*OFFERING is subject to extensive regulations in the different jurisdictions in which it conducts business. E*OFFERING has established controls and procedures to ensure compliance with all applicable statutory and regulatory requirements. E*OFFERING has also established procedures that are designed to ensure that senior management's policies relating to conduct, ethics and business practices are followed. See also notes 12 and 15 to E*OFFERING's consolidated financial statements which are included elsewhere in this supplement to the proxy statement/prospectus.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The pro forma combined statements of operations data presented below for the year ended December 31, 1999 assume that both the merger with E*OFFERING and the merger with SoundView Technology Group, Inc., which was completed on January 31, 2000, occurred on January 1, 1999. The pro forma combined statements of operations data presented below for the six month period ended June 30, 2000 assume that the merger with E*OFFERING occurred on January 1, 2000 and includes the results of SoundView Technology Group, Inc. from January 31, 2000, the closing date of that merger. The pro forma combined balance sheet data presented below assumes that the merger with E*OFFERING occurred as of the respective balance sheet date. In addition, the pro forma statements of operations and statement of financial condition also assume that certain agreements that are contingent upon the closing of the merger with E*OFFERING occurred as of the beginning of the period presented or as of the date indicated. Those agreements include the amended and restated strategic alliance agreement, account transfer agreement and the stock purchase agreement, each of which is discussed in the proxy/statement prospectus. You should not assume that Wit SoundView, E*OFFERING and SoundView would have achieved the unaudited pro forma combined results if they had actually been combined during the periods shown.

    As consideration for the merger with E*OFFERING, Wit SoundView will acquire the outstanding shares of E*OFFERING in exchange for up to 28,486,247 newly issued shares of Wit SoundView common stock and options and warrants to purchase shares of Wit SoundView common stock. The merger will be accounted for using the purchase method of accounting. In addition to the pro forma effect of the merger with E*OFFERING, certain transactions that are contingent upon the closing of the merger are also reflected in the pro forma information. The first of such agreements, the amended and restated strategic alliance agreement with E*TRADE provides that Wit SoundView will be the exclusive source of retail equity or equity related securities in initial public offerings and follow-on offerings and in certain private placements to the 2.6 million retail customers of E*TRADE. As consideration for this agreement, Wit SoundView will issue 4,025,948 shares of common stock to E*TRADE and a warrant to purchase an additional two million shares, exercisable if the exclusivity provisions of the amended and restated strategic alliance agreement have remained in effect during the fourth and fifth years of the term of the amended and restated strategic alliance agreement, and has transferred to E*TRADE substantially all of its retail brokerage accounts pursuant to the account transfer agreement. In connection with the distribution of such equity securities to customers of E*TRADE, E*TRADE will receive a portion of the dealer selling concession received by Wit SoundView. E*TRADE's percentage of such revenue will depend on the number of shares allocated to E*TRADE's customers and whether Wit SoundView participates as a lead managing underwriter or in another capacity. Accordingly, the pro forma results of operations have been adjusted to include selling expense related to the portion of the dealer selling concession that would have been allocated to E*TRADE had the amended and restated strategic alliance agreement been in effect during the periods presented.

    The pro forma results have not been adjusted to include revenue synergies that Wit SoundView management believes are attainable and additional revenues the combined company will receive under the provisions of the amended and restated strategic alliance agreement. Those revenues include order flow from customers of E*TRADE in the stocks we make markets in, increased participation in public equity offerings, increased economics on public equity offerings and commission and trading revenue from our customers. It is not expected that the combined company will continue E*OFFERING's relationships with most of its institutional brokerage clients. Accordingly, actual brokerage revenue and the related expenses will differ from the amounts reflected in the pro forma results of operations.

    In addition to the amended and restated strategic alliance agreement, this pro forma information assumes that the provisions of the account transfer agreement with E*TRADE were in effect as of January 1, 1999. On September 29, 2000, Wit SoundView transferred to E*TRADE all right, title and interest in and to substantially all of Wit SoundView's approximately 120,000 retail brokerage accounts and all related properties and rights in and to such retail brokerage accounts, pursuant to the account transfer agreement. Accordingly, the revenues and expenses associated with Wit SoundView's online retail brokerage operations have been removed from the results of operations reflected in the periods presented. Expenses removed from the pro forma results represent actual expenses that were directly related to the online retail brokerage operations. Certain expenses, including costs of communications and other general and administrative costs, were not adjusted, as they were not readily identifiable. Additionally, actual revenues and expenses such as salary and bonus paid to employees of E*OFFERING whose services will no longer be required by the combined company have not been adjusted. However, certain non-recurring adjustments to reflect the liabilities and payments associated with severance of Wit SoundView and E*OFFERING employees and termination of related brokerage contracts have been reflected in the pro forma statement of financial condition on a pre-tax basis.

    The pro forma data also assumes that the transactions contemplated by the stock purchase agreement with E*TRADE and certain affiliates of General Atlantic Partners had been consummated as of the balance sheet date presented. The agreement provides for the purchase of two million shares of Wit SoundView common stock by each of E*TRADE and certain affiliates of General Atlantic Partners for an aggregate purchase price of $41 million or $10.25 per share.

    The pro forma combined statements of operations data presented below for the year ended December 31, 1999 also assume that the merger with SoundView Technology Group, Inc., which was completed on January 31, 2000, occurred on January 1, 1999. Under the terms of the merger agreement with SoundView, Wit SoundView acquired the outstanding shares of SoundView in exchange for approximately $320 million, consisting of newly issued common stock, options replacing SoundView options and approximately $22.5 million in cash. The acquisition was accounted for using the purchase method of accounting. The excess of cost over the estimated fair value of assets acquired was allocated to certain identifiable assets and goodwill, a total of approximately $276 million which is being amortized on a straight line basis over periods of between three and 20 years.

    The unaudited pro forma combined results should be read in conjunction with the unaudited pro forma combined condensed financial information and related notes and the historical consolidated financial statements and related notes, each of which are either included in the proxy statement/ prospectus or incorporated by reference therein, and other financial information pertaining to Wit SoundView and E*OFFERING, including "Management's Discussion and Analysis of Financial Condition and Results of Operations of Wit SoundView," which is incorporated in the proxy statement/ prospectus by reference to Wit SoundView's Form 10-K for 1999, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of E*OFFERING" and "Risk Factors" which appear elsewhere in the proxy statement/prospectus.

                   WIT SOUNDVIEW GROUP, INC. AND SUBSIDIARIES
         PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
                              AS OF JUNE 30, 2000
                                  (UNAUDITED)

                                                                                           PRO FORMA         PRO FORMA
                                                         WIT SOUNDVIEW     E*OFFERING     ADJUSTMENTS         COMBINED
                                                         --------------   -------------   ------------      ------------
ASSETS
Cash and cash equivalents..............................   $101,683,112     $ 5,205,121    $ (4,850,000)(A)  $131,220,913
                                                                                            41,000,000 (B)
                                                                                            (4,817,320)(C)
                                                                                            (7,000,000)(DD)
Receivable from clearing broker........................     64,716,088      11,750,312                        76,466,400
Securities owned, at market value......................     40,631,449      16,561,877                        57,193,326
Investment banking fees receivable.....................     24,013,602         780,117                        24,793,719
Investments............................................     62,350,382              --                        62,350,382
Investments in affiliates..............................     21,280,463              --                        21,280,463
Intangible assets......................................    268,983,970         989,442     275,047,837 (D)   544,031,807
                                                                                              (989,442)(E)
Furniture, equipment, and leasehold improvements,           14,225,481       6,898,507                        21,123,988
  net..................................................
Computer software, net.................................      3,742,266       2,799,675      (2,300,000)(F)     4,241,941
Deferred tax assets....................................             --              --      10,627,927 (CC)   10,627,927
Prepaid expenses.......................................      2,542,941         112,720                         2,655,661
Other assets...........................................     37,130,523         812,957                        37,943,480
                                                          ------------     -----------    ------------      ------------
Total assets...........................................   $641,300,277     $45,910,728    $306,719,002      $993,930,007
                                                          ============     ===========    ============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Securities sold, but not yet purchased, at market         $  1,066,814     $   167,815                      $  1,234,629
  value................................................
Accounts payable and accrued expenses..................     10,093,831       4,002,405                        14,096,236
Accrued compensation...................................    103,194,374       3,560,936       5,000,000 (G)   114,980,310
                                                                                             1,900,000 (H)
                                                                                             1,325,000 (H)
Deferred tax liabilities...............................     31,304,300              --      15,532,196 (I)    46,836,496
Other liabilities......................................      4,246,914       1,896,237                         6,143,151
                                                          ------------     -----------    ------------      ------------
Total liabilities......................................    149,906,233       9,627,393      23,757,196       183,290,822
Notes payable..........................................             --       4,817,320      (4,817,320)(C)            --
STOCKHOLDERS' EQUITY:
Total stockholders' equity.............................    491,394,044      31,466,015     (31,466,015)(J)   810,639,185
                                                                                            41,000,000 (B)
                                                                                           (12,162,959)(K)
                                                                                            (5,000,000)(G)
                                                                                            (1,900,000)(H)
                                                                                            (2,300,000)(F)
                                                                                              (989,442)(E)
                                                                                            (7,000,000)(DD)
                                                                                           307,597,542 (L)
                                                          ------------     -----------    ------------      ------------
Total liabilities and stockholders' equity.............   $641,300,277     $45,910,728    $306,719,002      $993,930,007
                                                          ============     ===========    ============      ============

         See notes to pro forma condensed combined financial statements

                   WIT SOUNDVIEW GROUP, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                  (UNAUDITED)

                                                                                           PRO FORMA         PRO FORMA
                                                      WIT SOUNDVIEW     E*OFFERING(X)     ADJUSTMENTS         COMBINED
                                                      --------------   ----------------   ------------      ------------
REVENUES:
Investment banking..................................   $114,506,995      $ 16,047,869                       $130,554,864
Brokerage...........................................     75,427,117        10,879,316      (6,630,517)(N)     79,675,916
Asset management fees...............................      7,647,863                --                          7,647,863
Interest and investment income......................      4,647,512           882,449                          5,529,961
Gains from firm investments.........................        647,317                --                            647,317
Other...............................................       (155,140)          352,838                            197,698
                                                       ------------      ------------     ------------      ------------
  Total revenues....................................    202,721,664        28,162,472      (6,630,517)       224,253,619
                                                       ------------      ------------     ------------      ------------
EXPENSES:
Compensation and benefits...........................    120,647,125        23,107,440         760,417 (O)(i)  141,543,847
                                                                                            2,052,263 (O)(ii)
                                                                                           (5,023,398)(O)(iii)
Brokerage and clearance.............................     12,758,456         1,423,503      (3,532,456)(P)     14,323,727
                                                                                            3,674,224 (M)
Marketing and business development..................      7,621,634         1,999,812                          9,621,446
Amortization of intangible assets...................      6,873,500           603,610      22,120,560 (T)     29,597,670
Professional services...............................      4,478,359         3,626,912        (107,104)(Q)      7,998,167
Data processing and communications..................      4,341,020         1,795,450        (957,599)(R)      5,178,871
Write-off of computer software and equipment........      1,339,772                --                          1,339,772
Depreciation and amortization.......................      2,777,536         2,202,520         (78,728)(S)      4,901,328
Technology development..............................      2,590,201         3,524,082      (1,168,653)(AA)     4,945,630
Occupancy...........................................      1,869,570         1,398,248                          3,267,818
Other operating expenses............................      4,159,134         3,239,970        (325,090)(U)      6,886,622
                                                                                             (187,392)(BB)
                                                       ------------      ------------     ------------      ------------
  Total expenses....................................    169,456,307        42,921,547      17,227,044        229,604,898
                                                       ------------      ------------     ------------      ------------
Income (loss) before income taxes...................     33,265,357       (14,759,075)    (23,857,561)        (5,351,279)
Income tax expense (benefit)........................     17,291,555                --     (12,159,607)(V)      5,131,948
                                                       ------------      ------------     ------------      ------------
Income (loss) before equity in net loss of               15,973,802       (14,759,075)    (11,697,954)       (10,483,227)
  affiliates........................................
Equity in net loss of affiliates....................     (6,190,759)               --              --         (6,190,759)
                                                       ------------      ------------     ------------      ------------
Net income (loss)...................................   $  9,783,043      $(14,759,075)    $(11,697,954)     $(16,673,986)
                                                       ============      ============     ============      ============
NET INCOME (LOSS) PER SHARE
  Basic.............................................   $       0.13                                         $      (0.16)
  Diluted...........................................           0.10                                                (0.16)
WEIGHTED AVERAGE SHARES USED IN THE COMPUTATION OF
  NET INCOME (LOSS) PER SHARE
  Basic.............................................     76,204,016                                          106,108,730
  Diluted...........................................     98,443,344                                          106,108,730 (Z)

         See notes to pro forma condensed combined financial statements

                   WIT SOUNDVIEW GROUP, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)

                                                                     PRO FORMA                                PRO FORMA
                                                                    ADJUSTMENTS                              ADJUSTMENTS
                                                                        FOR                                      FOR
                                                                     SOUNDVIEW                               E* OFFERING
                                    WIT CAPITAL    SOUNDVIEW(W)        MERGER            E* OFFERING(X)         MERGER
                                    ------------   -------------   --------------       -----------------   --------------
REVENUES:
Investment banking................  $ 30,269,532   $ 58,926,400                           $ 13,589,470
Brokerage.........................     7,087,700     93,100,800                              6,671,743       $ (7,087,700)(N)
Gains from firm investments.......     5,509,080      9,822,000                                     --
Asset management fees.............            --     12,856,900                                     --
Interest and investment income....     4,716,824      1,502,000                                358,558
Gain on joint venture.............            --        942,400                                     --
Other.............................     1,034,415             --                                130,819
                                    ------------   ------------                           ------------       ------------
  Total revenues..................    48,617,551    177,150,500                             20,750,590         (7,087,700)
                                    ------------   ------------                           ------------       ------------
EXPENSES:
Compensation and benefits.........    39,013,625    101,789,600     $ 5,552,704 (O)(iv)     17,778,751          1,520,833 (O)(i)
                                                                                                                4,104,527 (O)(ii)
                                                                                                               (3,200,739)(O)(iii)
Brokerage and clearance...........     5,346,959     15,192,200                              1,646,163         (5,346,959)(P)
                                                                                                                4,345,352 (M)
Occupancy.........................     1,108,770      2,257,900                              1,515,790
Technology development............     2,771,792             --                              2,033,482           (917,139)(AA)
Professional services.............     4,952,832      5,057,700                              3,134,727         (1,138,338)(Q)
Marketing and business                 2,594,222      5,969,200                              3,939,187
  development.....................
Data processing and                    3,449,259      3,866,200                              1,656,200         (1,691,519)(R)
  communications..................
Depreciation and amortization.....     1,609,492      1,697,700                              1,401,651           (330,782)(S)
Amortization of intangible                    --             --      16,509,092 (Y)            190,530         44,241,120 (T)
  assets..........................
Write-down of computer software        5,565,247             --                                     --
  and equipment...................
Other operating expenses..........     2,548,829      2,019,900                              2,769,382           (310,378)(U)
                                    ------------   ------------     -----------           ------------       ------------
  Total expenses..................    68,961,027    137,850,400      22,061,796             36,065,863         41,275,978
                                    ------------   ------------     -----------           ------------       ------------
Income (loss) before income          (20,343,476)    39,300,100     (22,061,796)           (15,315,273)       (48,363,678)
  taxes...........................
Income tax expense (benefit)......            --     16,570,800     (13,833,787)(V)                 --         (8,629,421)(V)
                                    ------------   ------------     -----------           ------------       ------------
Income (loss) before equity in net   (20,343,476)    22,729,300      (8,228,009)           (15,315,273)       (39,734,257)
  loss of affiliates..............
Equity in net loss of                   (560,439)            --              --                     --                 --
  affiliates......................
                                    ------------   ------------     -----------           ------------       ------------
  Net income (loss)...............  $(20,903,915)  $ 22,729,300     $(8,228,009)          $(15,315,273)      $(39,734,257)
                                    ============   ============     ===========           ============       ============
NET LOSS PER SHARE
  Basic...........................  $      (0.52)
  Diluted.........................  $      (0.52)
WEIGHTED AVERAGE SHARES USED IN
  THE COMPUTATION OF NET LOSS PER
  SHARE
  Basic...........................    39,909,794
  Diluted.........................    39,909,794


                                     PRO FORMA
                                      COMBINED
                                    ------------
REVENUES:
Investment banking................  $102,785,402
Brokerage.........................    99,772,543
Gains from firm investments.......    15,331,080
Asset management fees.............    12,856,900
Interest and investment income....     6,577,382
Gain on joint venture.............       942,400
Other.............................     1,165,234
                                    ------------
  Total revenues..................   239,430,941
                                    ------------
EXPENSES:
Compensation and benefits.........   166,559,301

Brokerage and clearance...........    21,183,715

Occupancy.........................     4,882,460
Technology development............     3,888,135
Professional services.............    12,006,921
Marketing and business                12,502,609
  development.....................
Data processing and                    7,280,140
  communications..................
Depreciation and amortization.....     4,378,061
Amortization of intangible            60,940,742
  assets..........................
Write-down of computer software        5,565,247
  and equipment...................
Other operating expenses..........     7,027,733
                                    ------------
  Total expenses..................   306,215,064
                                    ------------
Income (loss) before income          (66,784,123)
  taxes...........................
Income tax expense (benefit)......    (5,892,408)
                                    ------------
Income (loss) before equity in net   (60,891,715)
  loss of affiliates..............
Equity in net loss of                   (560,439)
  affiliates......................
                                    ------------
  Net income (loss)...............  $(61,452,154)
                                    ============
NET LOSS PER SHARE
  Basic...........................  $      (0.76)
  Diluted.........................  $      (0.76)
WEIGHTED AVERAGE SHARES USED IN
  THE COMPUTATION OF NET LOSS PER
  SHARE
  Basic...........................    81,179,200
  Diluted.........................    81,179,200 (Z)

         See notes to pro forma condensed combined financial statements

                   WIT SOUNDVIEW GROUP, INC. AND SUBSIDIARIES

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(A) Represents estimated costs of approximately $4,850,000 that primarily represent investment banking and professional fees to be incurred in connection with the merger.

(B) Adjustment to reflect the sale of an aggregate of 4 million shares of common stock to both E*TRADE and General Atlantic Partners at a price of $10.25.

(C) Adjustment to reflect the repayment of E*OFFERING's subordinated liabilities.

(D) The excess of purchase price is allocated to intangible assets with corresponding respective lives as follows:

INTANGIBLE ASSETS                                          AMOUNT        LIFE
-----------------                                       ------------   --------
Strategic Alliance Agreement..........................  $ 86,600,000   5 years
Goodwill..............................................   188,447,837   7 years
                                                        ------------
                                                        $275,047,837
                                                        ============

    The allocation of the purchase price and the determination of the useful lives of the intangible assets was based on an independent appraisal as of a preliminary date.

(E) Adjustment to eliminate goodwill from a prior acquisition by E*OFFERING.

(F) Adjustment to reflect the write-off of computer software used to process Wit SoundView's online retail brokerage transactions that will no longer be used by the Company.

(G) Adjustment to record the liability related to the $5 million cash retention pool to be paid to designated E*OFFERING employees no later than March 31, 2001.

(H) Adjustment to record the liability for severance payments to be made to employees of Wit SoundView and E*OFFERING that will no longer be employed by the combined company.

(I) Adjustment to record deferred tax liabilities at an assumed rate of 42% related to the difference between the book and tax basis of intangible assets other than goodwill.

(J) Adjustment to eliminate E*OFFERING's historical equity.

(K) Adjustment to reflect the deferred compensation related to the portion of the intrinsic value of unvested Wit SoundView replacement options granted to employees of E*OFFERING at closing for which future service is required. Deferred taxes have not been recorded for any tax benefit Wit SoundView may receive upon exercise of non-qualified stock options.

(L) For purposes of determining consideration paid for the pro forma financial statements, 25,904,714 shares of Wit SoundView's common stock, including 4,025,948 shares issuable to E*TRADE under the amended and restated strategic alliance agreement, and options and warrants to purchase 6,607,479 shares of common stock, pursuant to the formula for the exchange ratio, were assumed to be issued and granted at a market price of $9.33. The market price was calculated using an average of the closing bid and asked price of the stock for a period of 2 days before and after the measurement date of September 19, 2000, the date the parties agreed to amend the merger agreement.

(M) Adjustment to reflect the portion of dealer selling concessions allocated to E*TRADE under the Strategic Alliance Agreement. The percentage of revenue allocated to E*TRADE on offerings in which Wit SoundView participated as a co-managing underwriter was calculated as a formula based upon the total number of shares allocated to customers of Wit SoundView as a percentage of the total securities offered to the public in each offering. In offerings in which Wit SoundView did not participate as a co-managing underwriter, the percentage of revenue allocated to E*TRADE was calculated by applying a percentage based on the number of shares allocated to E*TRADE's customers to the revenue received by Wit SoundView.

                   WIT SOUNDVIEW GROUP, INC. AND SUBSIDIARIES

(N) Adjustment to reflect the elimination of commissions received by Wit SoundView on secondary market transactions executed by its online retail brokerage account holders and to eliminate income Wit SoundView receives from its clearing agent related to balances maintained in its retail customer's accounts. This revenue will no longer be received by Wit SoundView pursuant to the Account Transfer Agreement.

(O) The adjustment for compensation and benefits reflects the following adjustments:

    (i) the period expense related to the issuance of 500,000 shares of Wit SoundView restricted common stock to designated E*OFFERING employees for the stock retention bonus pool, at an assumed price of $9.125, the closing market price of Wit SoundView's stock on September 28, 2000, the latest practical date before the filing of the proxy statement/ prospectus. One-third of the shares will vest 12 months after the closing of the merger, the second third will vest 24 months after the closing of the merger and the remaining third will vest 36 months after the closing of the merger. Compensation expense will be recorded ratably over the vesting period.

    (ii) the amortization of the deferred compensation related to the portion of the intrinsic value of Wit SoundView unvested options replacing E*OFFERING options at the closing of the merger for which future service by the employee is required. For purposes of calculating this amount a stock price of $9.125, the closing price of Wit SoundView's common stock on September 28, 2000, the latest practical date before the filing of the proxy statement/ prospectus.

    (iii) the reduction of salary, bonus and benefits paid or provided to specified employees of Wit SoundView whose services in the online retail brokerage operation will no longer be required as a result of the provisions of the Account Transfer Agreement.

    (iv) the period expense related to the issuance of 1,509,473 shares of restricted common stock to designated SoundView employees for the retention bonus pool, pursuant to the formula for the exchange ratio in the SoundView merger, at a price of $12.875, the closing market price of Wit SoundView's stock on January 31, 2000. Half of the shares will vest 30 months after the closing of the merger and the remaining half will vest 42 months after the merger closes. Compensation expense is being recorded ratably over the vesting period.

(P) Reflects the elimination of costs paid to Wit SoundView's clearing agent for processing and clearing its online retail customer's trades.

(Q) Adjustment to eliminate amounts paid to outside operational consulting firms that Wit SoundView used to assist in the daily operations and structuring of its online retail brokerage operations.

(R) Reflects the elimination of data processing and communication charges related to maintaining Wit SoundView's online retail brokerage operations.

(S) Adjustment to reflect the elimination of depreciation and amortization expense related to assets that will no longer be employed by the Company.

(T) Reflects the amortization of intangible assets and goodwill related to the acquisition of E*OFFERING on a straight-line basis over the estimated useful lives.

(U) Adjustment to eliminate costs associated with state licensing and registration of Wit SoundView's brokerage personnel.

(V) Reflects the combined federal and state and local taxes for the combined company at an estimated tax rate of 42% and includes the deferred tax benefit related to the amortization of the deferred

                   WIT SOUNDVIEW GROUP, INC. AND SUBSIDIARIES tax liabilities established in connection with the recording of intangible assets utilizing the respective estimated life of the intangible asset.

(W) Represents the actual historical results of operations of SoundView Technology Group, Inc.

(X) Represents the actual historical results of operations of E*OFFERING Corp. for the six months ended June 30, 2000 and calendar year ended December 31, 1999, as derived from E*OFFERING's unaudited consolidated financial statements.

(Y) Reflects the amortization of intangible assets and goodwill related to the acquisition of SoundView on a straight line basis over the estimated useful lives.

(Z) Because the combined company reported a net loss in each of the periods above, the calculation of pro forma diluted earnings per share does not include the restricted common stock issued to designated E*OFFERING employees related to the retention pool and options issued to E*OFFERING employees to replace existing E*OFFERING options or any Wit SoundView common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(AA) Adjustment to eliminate costs to enhance the functionality of Wit SoundView's website related to its online retail brokerage operations and costs of enhancing Wit SoundView's existing online brokerage platform including e-mail communications with customers, allocation of shares in initial public offerings and interfaces with systems of Wit SoundView's clearing agent.

(BB) Adjustment to eliminate interest expense on E*OFFERING's subordinated debt which will be repaid immediately prior to closing.

(CC) Adjustment to eliminate the valuation allowance for E*OFFERING's deferred tax assets related to its federal net operating loss carryforwards based upon the filing of consolidated tax returns for the combined company.

(DD) To adjust for amounts paid and to be paid by Wit SoundView to terminate a contract related to its retail brokerage operations.

                                    EXPERTS

    The financial statements of E*OFFERING for the period from November 13, 1998 (Inception) to September 30, 1999 included in this proxy statement/prospectus supplement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The audited financial statements and schedule of Wit SoundView Group, Inc. incorporated by reference in this proxy statement/prospectus supplement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    Wit SoundView files periodic reports, proxy statements and other information with the Securities and Exchange Commission. It has filed with the SEC a registration statement on Form S-4 with respect to the common stock being issued in the merger. The proxy statement/prospectus as supplemented by this document is a part of that registration statement and constitutes a proxy statement and prospectus of Wit SoundView for use at its special meeting. As allowed by SEC rules, this proxy statement/ prospectus supplement does not contain all the information you can find in the Wit SoundView registration statement or the exhibits to the Wit SoundView registration statement. The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. The proxy statement/ prospectus, as supplemented by this document, incorporates by reference the documents set forth at page 92 of the proxy statement/prospectus and those set forth below, including the exhibits that these documents specifically incorporated by reference, that we have previously filed with the SEC. These documents contain important information about Wit SoundView and its financial condition.

WIT SOUNDVIEW SEC FILINGS                                   PERIOD
-------------------------                         ---------------------------
Quarterly Report on Form 10-Q...................  Quarter ended June 30, 2000
Registration Statement on Form S-8..............  Filed on July 27, 2000

    Wit SoundView also incorporates by reference any additional documents that may be filed with the SEC from the date of this document to the date of the special meeting of Wit SoundView stockholders. These include periodic reports, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    Statements contained in this proxy statement/prospectus supplement as to the contents of any contract or other document referred to herein are not necessarily complete and, where such contract is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which such reference is hereby made. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit to the proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in the proxy statement/prospectus by requesting them in writing or by telephone from Wit SoundView at the following address:

                           WIT SOUNDVIEW GROUP, INC.
                                  826 BROADWAY
                               NEW YORK, NY 10003
                                 (212) 253-4400

    If you would like to request documents from us, please do so promptly in order to receive them before the special meeting.

    You may also read and copy any document Wit SoundView files at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Securities and Exchange Commission's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, IL 60661, and 7 World Trade Center, 13th Floor, New York, NY 10048. Wit SoundView's filings are also available to the public at the Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Wit SoundView's filings may also be inspected at the National Association of Securities
Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    In addition, an electronic version of the proxy statement/prospectus is available on Wit SoundView's Web site at http://www.witcapital.com/merger/filings/s4eoffering.html. Other than the electronic version of the proxy statement/prospectus that is available on the Web site, none of the information on Wit SoundView's Web site is part of the proxy statement/prospectus or this supplement.

    You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus supplement to vote on the transactions. We have not authorized anyone to provide you with information that is different from what is contained in this document. This proxy statement/prospectus supplement is dated October 6, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus supplement to stockholders nor the issuance of Wit SoundView common stock in the merger shall create any implication to the contrary.

                        E*OFFERING CORP. AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report................................    F-2

Consolidated Statements of Financial Condition as of June
  30, 2000 (Unaudited)
  and September 30, 1999....................................    F-3

Consolidated Statements of Operations for the Nine Months
  Ended June 30, 2000 (Unaudited), for the Period from
  November 13, 1998 (Inception) to June 30, 1999
  (Unaudited), and for the Period from November 13, 1998
  (Inception) to September 30, 1999.........................    F-4

Consolidated Statements of Cash Flows for the Nine Months
  Ended June 30, 2000 (Unaudited), for the Period from
  November 13, 1998 (Inception) to June 30, 1999
  (Unaudited), and for the Period from November 13, 1998
  (Inception) to September 30, 1999.........................    F-5

Consolidated Statements of Changes in Stockholders' Equity
  (Deficit) for the Nine Months Ended June 30, 2000
  (Unaudited) and for the Period from November 13, 1998
  (Inception) to September 30, 1999.........................    F-7

Notes to Consolidated Financial Statements from November 13,
  1998 (Inception) to September 30, 1999 (Unaudited with
  Respect to Data as of June 30, 2000 and for the Period
  from November 13, 1998 (Inception) to June 30, 1999 and
  for the Nine Months Ended June 30, 2000)..................    F-8

                          INDEPENDENT AUDITORS' REPORT

Board of Directors of

E*OFFERING Corp.

    We have audited the accompanying consolidated statement of financial condition of E*OFFERING Corp. and subsidiary (the Company) as of September 30,1999, and the related consolidated statements of operations, cash flows, and changes in stockholders' equity (deficit) from November 13, 1998 (Inception) to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 1999, and the results of its operations and its cash flows from November 13, 1998 (Inception) to September 30, 1999, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

November 22, 1999

                        E*OFFERING CORP. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

             AS OF JUNE 30, 2000 (UNAUDITED) AND SEPTEMBER 30, 1999

                                                              JUNE 30, 2000   SEPTEMBER 30, 1999
                           ASSETS                             -------------   ------------------
                                                               (UNAUDITED)
Cash and cash equivalents...................................   $ 5,205,121       $  1,734,966
Short-term investments......................................    16,031,422
Receivable from clearing broker.............................    11,750,311          4,118,873
Securities owned, at market value...........................       530,455            260,539
Investment banking fees receivable..........................       480,117            648,584
Intangible assets, less accumulated amortization of $329,820 at June 30, 2000 (unaudited) and $131,928 at September 30,
  1999......................................................       989,442          1,187,334
Furniture, equipment and leasehold improvements, net........     6,898,506          4,363,808
Computer software and internally developed software, less
  accumulated amortization of $519,454 at June 30, 2000
  (unaudited) and $99,779 at September 30, 1999.............     2,799,675            498,894
Prepaid expenses............................................       112,720            126,633
Other assets................................................     1,112,959          1,085,265
                                                               -----------       ------------
Total assets................................................   $45,910,728       $ 14,024,896
                                                               ===========       ============

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES:
Securities sold but not yet purchased, at market value......   $   167,815       $    327,998
Due to clearing brokers.....................................       397,369
Accounts payable............................................     4,002,405          2,700,768
Compensation payable........................................     3,560,936            713,641
Other liabilities...........................................     1,123,868          1,017,891
Notes payable--related parties..............................     5,192,320            500,000
Subordinated debt--related party............................            --         10,000,000
                                                               -----------       ------------
Total liabilities...........................................    14,444,713         15,260,298
                                                               -----------       ------------

COMMITMENTS AND CONTINGENCIES (NOTE 12)

STOCKHOLDERS' EQUITY (DEFICIT):

Convertible preferred stock:
Undesignated series, no par value, 10,300,000 shares
  authorized at September 30, 1999, no shares issued or
  outstanding Series A, no par value, 1,600,000 shares
  authorized, issued and outstanding, liquidation preference
  $1,600,000................................................     1,600,000          1,600,000
Series B, no par value, 5,800,000 and 3,300,000 shares
  authorized at June 30, 2000 (unaudited) and September 30,
  1999, respectively, 2,500,000 shares issued and
  outstanding; liquidation preference $10,000,000...........    10,000,000         10,000,000
Series C, no par value, 15,468,442 shares authorized,
  15,112,067 shares issued and outstanding, liquidation
  preference $52,608,665 (unaudited)........................    48,103,767                 --
Common stock, no par value, 42,578,347 and 27,175,000 shares authorized, 4,394,153 and 4,806,678 shares issued and
  outstanding at June 30, 2000 (unaudited) and September 30,
  1999, respectively........................................       862,582            248,054
Additional paid-in capital..................................     1,382,592            654,840
Stock subscription receivable...............................      (117,421)          (114,088)
Accumulated deficit.........................................   (30,365,505)       (13,624,208)
                                                               -----------       ------------
Stockholders' equity (deficit)..............................    31,466,015         (1,235,402)
                                                               -----------       ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)........   $45,910,728       $ 14,024,896
                                                               ===========       ============

                 See notes to consolidated financial statements

                        E*OFFERING CORP. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

    FOR THE NINE MONTHS ENDED JUNE 30, 2000 (UNAUDITED), FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD
            FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999

                                                                 NOVEMBER 13, 1998     NOVEMBER 13, 1998
                                             NINE MONTHS ENDED     (INCEPTION) TO       (INCEPTION) TO
                                               JUNE 30, 2000       JUNE 30, 1999      SEPTEMBER 30, 1999
                                             -----------------   ------------------   -------------------
                                                (UNAUDITED)         (UNAUDITED)
REVENUES:
  Investment banking.......................     $ 22,325,195         $ 1,695,982         $  7,312,144
  Brokerage................................       16,342,992           2,547,305            1,208,067
  Interest income..........................          969,276             173,877              271,730
  Other....................................          418,087             212,414               65,571
                                                ------------         -----------         ------------
    Total revenues.........................       40,055,550           4,629,578            8,857,512
                                                ------------         -----------         ------------
EXPENSES:
  Compensation and benefits................       29,913,000           6,609,159           10,973,191
  Brokerage and clearance..................        2,064,782             357,517            1,004,885
  Marketing and business development.......        2,859,334           1,748,382            3,079,665
  Amortization of intangible assets and
    goodwill...............................          662,212              65,964              131,928
  Professional services....................        4,899,975             499,229            1,861,664
  Data processing and communications.......        2,293,691             551,106            1,157,959
  Depreciation and amortization............        2,701,553             104,454              902,618
  Technology development...................        4,564,318             972,792              993,246
  Occupancy................................        2,385,696             308,539              528,341
  Other expenses...........................        4,452,286             812,377            1,557,066
                                                ------------         -----------         ------------
    Total expenses.........................       56,796,847          12,029,519           22,190,563
                                                ------------         -----------         ------------
  Net loss.................................      (16,741,297)         (7,399,941)         (13,333,051)
Series B Preferred Stock Accretion.........                0                   0              291,157
                                                ------------         -----------         ------------
  Net loss applicable to common
    shareholders...........................     $(16,741,297)        $(7,399,941)        $(13,624,208)
                                                ============         ===========         ============
  NET LOSS PER COMMON SHARE:
      Basic................................     $      (3.89)        $     (1.69)        $      (3.04)
      Diluted..............................     $      (3.89)        $     (1.69)        $      (3.04)
  WEIGHTED AVERAGE SHARES USED IN THE
    COMPUTATION OF NET LOSS PER COMMON
    SHARE:
      Basic................................        4,300,007           4,382,161            4,484,005
      Diluted..............................        4,300,007           4,382,161            4,484,005

                   See notes to consolidated financial statements

                        E*OFFERING CORP. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

    FOR THE NINE MONTHS ENDED JUNE 30, 2000 (UNAUDITED), FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD
                                      FROM
              NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999

                                                                                  NOVEMBER 13, 1998     NOVEMBER 13, 1998
                                                              NINE MONTHS ENDED     (INCEPTION) TO       (INCEPTION) TO
                                                                JUNE 30, 2000       JUNE 30, 1999      SEPTEMBER 30, 1999
                                                              -----------------   ------------------   -------------------
                                                                 (UNAUDITED)         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (before Series B preferred stock accretion)........     $(16,741,297)       $ (7,399,941)        $(13,333,051)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................        2,899,445             170,418            1,034,546
  Bad debt provision........................................        1,311,057
  Compensation expense related to stock options and warrant
    grants..................................................          632,752             363,683              363,683
  Accrued not to compete....................................          464,320
  Issuance of stock for professional services received......                                2,025                2,025
  Contributed salary paid by related party..................           95,000
  Loss on disposal of assets................................          409,994
  Changes in operating assets and liabilities, (net of the
    effect of acquisition for the period from November 13,
    1998 (Inception) to September 30, 1999):
  Receivable from clearing broker...........................       (7,631,439)        (23,902,101)          (3,873,831)
  Securities owned..........................................         (269,916)            (24,992)              38,066
  Investment banking fees receivable........................          168,467            (543,260)            (648,584)
  Prepaid expenses..........................................           13,913             403,293              326,253
  Other assets..............................................       (1,338,751)           (908,807)          (1,085,265)
  Securities sold but not yet purchased.....................         (160,183)         11,864,840              324,388
  Due to clearing broker....................................          397,369           1,681,250
  Accounts payable..........................................        1,232,954           1,946,549            1,994,030
  Compensation payable......................................        2,847,295             623,879              617,654
  Other liabilities.........................................          105,976             331,923            1,017,891
                                                                 ------------        ------------         ------------
  Net cash used in operating activities.....................      (15,563,044)        (15,391,241)         (13,222,195)
                                                                 ------------        ------------         ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Meridian Capital Group Inc., net of cash
    acquired of $1,540......................................                           (1,009,460)          (1,009,460)
  Purchase of furniture, equipment, leasehold improvements
    and computer software...................................       (7,878,342)         (2,785,253)          (5,765,320)
  Purchase of short-term investments........................      (16,031,422)
                                                                 ------------        ------------         ------------
  Net cash used in investing activities.....................      (23,909,764)         (3,794,713)          (6,774,780)
                                                                 ------------        ------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of subordinated debt...............        5,000,000          10,000,000           10,000,000
  Pay-down of subordinated debt.............................       (5,000,000)
  Pay-down of note payable..................................         (125,000)
  Proceeds from issuance of common stock and related
    warrants................................................                               53,378              129,378
  Proceeds from issuance of preferred stock, Series A.......                            1,600,000            1,600,000
  Proceeds from issuance of preferred stock, Series B and
    related warrants........................................                           10,000,000           10,000,000
  Proceeds from issuance of preferred stock, Series C and
    related warrants........................................       42,437,161
  Proceeds from exercise of stock options...................          634,135              30,000                5,541
  Interest earned on subordinated debt and stockholders
    notes receivable........................................           (3,333)             (1,296)              (2,978)
                                                                 ------------        ------------         ------------
  Net cash provided by financing activities.................       42,942,963          21,682,082           21,731,941
                                                                 ------------        ------------         ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................        3,470,155           2,496,128            1,734,966
CASH AND CASH EQUIVALENTS, beginning of period..............        1,734,966                   0                    0
                                                                 ------------        ------------         ------------
CASH AND CASH EQUIVALENTS, end of period....................     $  5,205,121        $  2,496,128         $  1,734,966
                                                                 ============        ============         ============

                   See notes to consolidated financial statements

                        E*OFFERING CORP. AND SUBSIDIARY

    FOR THE NINE MONTHS ENDED JUNE 30, 2000 (UNAUDITED), FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD
            FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999

                                                                 NOVEMBER 13, 1998   NOVEMBER 13, 1998
                                             NINE MONTHS ENDED    (INCEPTION) TO       (INCEPTION) TO
                                               JUNE 30, 2000       JUNE 30, 1999     SEPTEMBER 30, 1999
                                             -----------------   -----------------   ------------------
                                                (UNAUDITED)         (UNAUDITED)
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
  INFORMATION:
Income taxes paid..........................     $     3,200                             $     1,600
Interest paid..............................         293,628         $    16,995             426,776

SUPPLEMENTAL DISCLOSURES OF NON-CASH
  FINANCING AND INVESTING ACTIVITIES:

Detail of business acquired in purchase
  transaction:

  Fair value of assets acquired............                           2,317,335           2,317,335

  Cash paid for acquisition, net of cash
    acquired of $1,540.....................                          (1,009,460)         (1,009,460)

  Issuance of note payable.................                            (500,000)           (500,000)
                                                                    -----------         -----------

Liabilities assumed........................                         $   807,875         $   807,875
                                                                    ===========         ===========

Common stock issued in consideration of
  contributed assets.......................                                                 231,419

Notes receivable issued to stockholders in
  lieu of cash received from the exercise
  of stock options.........................                                                 111,110

Conversion of subordinated debt to
  preferred stock, Series C................      10,000,000

Redemption of common stock in exchange for
  $4,353,000 in notes payable as part of
  issuance of preferred stock, Series C....          19,607

Issuance of notes payable in conjunction
  with preferred stock, Series C
  financing................................       4,353,000

                   See notes to consolidated financial statements

                        E*OFFERING CORP. AND SUBSIDIARY
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
            FOR THE NINE MONTHS ENDED JUNE 30, 2000 (UNAUDITED) AND
    FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999

                                                                    PREFERRED
                                         COMMON STOCK                 STOCK
                                     ---------------------   ------------------------   ADDITIONAL                     STOCK
                                                                                         PAID IN     ACCUMULATED    SUBSCRIPTION
                                       SHARES      AMOUNT      SHARES       AMOUNT       CAPITAL       DEFICIT       RECEIVABLE
                                     ----------   --------   ----------   -----------   ----------   ------------   ------------
BALANCE, NOVEMBER 13, 1998
  (INCEPTION)......................          --   $      0           --   $         0   $       0    $         0     $       0
Issuance of common stock...........   4,400,000     84,178
Issuance of common stock through
  exercise of stock options........     406,678    163,876                                                            (114,088)
Issuance of Series A preferred
  stock............................                           1,600,000     1,600,000
Issuance of Series B preferred
  stock and warrants...............                           2,500,000     9,708,843     291,157
Accretion of Series B preferred
  Stock............................                                           291,157                   (291,157)
Issuance of warrants to purchase
  2,075,000 shares of common
  stock............................                                                        21,425
Compensation expense on stock
  options issued...................                                                       342,258
Net loss from November 13, 1998
  (Inception) to September 30,
  1999.............................                                                                  (13,333,051)
                                     ----------   --------   ----------   -----------   ----------   ------------    ---------
BALANCE, SEPTEMBER 30, 1999........   4,806,678    248,054    4,100,000    11,600,000     654,840    (13,624,208)     (114,088)
(Unaudited):
Conversion of subordinated debt to
  Series C preferred stock.........                           2,872,506    10,000,000
Redemption of common stock for note
  payable related to issuance of
  Series C preferred stock.........  (1,451,000)   (19,607)                    19,607
Issuance of Series C preferred
  stock, net of offering costs.....                          12,239,561    38,084,160
Issuance of common stock through
  exercise of stock options........   1,038,475    634,135
Accrued interest on stock
  subscription receivable..........                                                                                     (3,333)
Compensation expense on stock
  options issued...................                                                       632,752
Contributed salary paid by related
  party............................                                                        95,000
Net loss for the nine months ended
  June 30, 2000....................                                                                  (16,741,297)
                                     ----------   --------   ----------   -----------   ----------   ------------    ---------
BALANCE, JUNE 30, 2000
  (UNAUDITED)......................   4,394,153   $862,582   19,212,067   $59,703,767   $1,382,592   $(30,365,505)   $(117,421)
                                     ==========   ========   ==========   ===========   ==========   ============    =========


                                      STOCKHOLDERS'S
                                     EQUITY (DEFICIT)
                                     ----------------
BALANCE, NOVEMBER 13, 1998
  (INCEPTION)......................    $          0
Issuance of common stock...........          84,178
Issuance of common stock through
  exercise of stock options........          49,788
Issuance of Series A preferred
  stock............................       1,600,000
Issuance of Series B preferred
  stock and warrants...............      10,000,000
Accretion of Series B preferred
  Stock............................               0
Issuance of warrants to purchase
  2,075,000 shares of common
  stock............................          21,425
Compensation expense on stock
  options issued...................         342,258
Net loss from November 13, 1998
  (Inception) to September 30,
  1999.............................     (13,333,051)
                                       ------------
BALANCE, SEPTEMBER 30, 1999........      (1,235,402)
(Unaudited):
Conversion of subordinated debt to
  Series C preferred stock.........      10,000,000
Redemption of common stock for note
  payable related to issuance of
  Series C preferred stock.........               0
Issuance of Series C preferred
  stock, net of offering costs.....      38,084,160
Issuance of common stock through
  exercise of stock options........         634,135
Accrued interest on stock
  subscription receivable..........          (3,333)
Compensation expense on stock
  options issued...................         632,752
Contributed salary paid by related
  party............................          95,000
Net loss for the nine months ended
  June 30, 2000....................     (16,741,297)
                                       ------------
BALANCE, JUNE 30, 2000
  (UNAUDITED)......................    $ 31,466,015
                                       ============

                 See notes to consolidated financial statements

                        E*OFFERING CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH RESPECT
              TO DATA AS OF JUNE 30, 2000 AND FOR THE PERIOD FROM
  NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999 AND FOR THE NINE MONTHS ENDED
                                 JUNE 30, 2000)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND NATURE OF OPERATIONS--E*OFFERING Corp. is a registered broker/dealer, and all securities transactions for the accounts of the Company and its customers are cleared by another broker/dealer on a fully disclosed basis. E*OFFERING Corp. is a full-service, Internet-based investment bank, which provides individual and institutional investors greater access to public offerings. E*OFFERING Corp. plans to leverage the internet to improve the process of raising capital for companies by reducing time to market and underwriting costs traditionally associated with the registration process, while broadening capital distribution. Additionally, E*OFFERING Corp. provides after-market support and shareholder communication services. The Company has office locations in Newport Beach and San Francisco, California.

    UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL INFORMATION--The accompanying interim information as of June 30, 2000 and for the period from November 13, 1998 (Inception) to June 30, 1999 and for the nine months ended June 30, 2000 is unaudited. Such unaudited financial statements and information have been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited financial information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information. Operating results for the nine months ended June 30, 2000 are not necessarily indicative of the results that may be expected for a full fiscal year.

    BASIS OF PRESENTATION--The consolidated financial statements include E*OFFERING Corp. and its wholly owned subsidiary (formerly Meridian Capital Group, Inc.), collectively, the Company. The consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America and prevalent in industry practice. The Company purchased Meridian Capital Group, Inc. (Meridian), a securities broker/dealer, in March 1999. Significant intercompany accounts and transactions have been eliminated.

    USE OF ESTIMATES--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The carrying amounts of cash and cash equivalents, short-term investments, receivables from clearing broker, notes receivable, due to clearing brokers, accounts payable, commissions payable and other liabilities approximate fair value because of the short maturities of these instruments. Securities owned and securities sold but not yet purchased are recorded at market value. The fair value of the note payable of approximately $498,000 as of September 30, 1999 is based on the present value of the future cash flows, discounted at a rate available for similar notes with a comparable maturity. It is not practical to estimate the fair value of the subordinated debt at September 30, 1999 or the notes payable at June 30, 2000 (unaudited) due to the related party nature of the underlying transactions with the shareholders of the Company.

    CASH EQUIVALENTS--The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

                        E*OFFERING CORP. AND SUBSIDIARY

FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH RESPECT
              TO DATA AS OF JUNE 30, 2000 AND FOR THE PERIOD FROM
  NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999 AND FOR THE NINE MONTHS ENDED
                                 JUNE 30, 2000)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    SHORT-TERM INVESTMENTS--Short-term investments consist of six-month U.S. Treasury bills. Such investments are carried at amortized cost, which approximates market value.

    PROPERTY AND EQUIPMENT--Property and equipment are carried at cost and are depreciated on a straight-line basis over their estimated useful lives, generally three to five years. Leasehold improvements are stated at cost and are amortized over the lesser of their estimated useful lives or the lease term.

    The costs to develop such software are capitalized in accordance with Statement of Position 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. Capitalization begins when management authorizes and commits to funding a project it believes will be completed and used to perform the functions intended and the conceptual formulation, design, and testing of possible software project alternatives have been completed. Capitalized costs relating to internally developed or purchased software relating to the Company's website for the period from November 13, 1998 (Inception) to September 30, 1999, amounted to $598,673.

    SECURITIES OWNED AND SECURITIES SOLD BUT NOT YET PURCHASED--Marketable securities owned and securities sold but not yet purchased are comprised primarily of common stock and are valued at current market prices. The fair value of securities not traded on an exchange or reported in the National Association of Securities Dealers Automated Quotation system has been reflected at market bid prices. The amounts realized from future transactions may differ materially from the market bid prices reflected in the consolidated statements of financial condition. Securities not readily marketable are primarily warrants that are exchangeable into investment securities that cannot be publicly offered or sold unless registration has been effected under the Securities Act of 1933 or cannot be currently sold because of other arrangements, restrictions, or conditions applicable to the securities. To the extent the underlying stock value exceeds the exercise price of the warrants, the warrants are valued as the difference of the underlying stock price and exercise price, which is then discounted for the period of time the warrants are not exercisable or for the restrictive nature of the underlying common stock. There were no securities at September 30, 1999 and June 30, 2000 (unaudited) that were not readily marketable.

    INVESTMENT BANKING--Investment banking revenues consisting of corporate finance revenues are recognized and recorded upon closure of the financing effort. Such revenues are accrued for in investment banking fee receivable in the accompanying consolidated statements of financial condition.

    BROKERAGE--Brokerage revenue consists of commissions related to customer transactions in equity and debt securities and realized and unrealized gains and losses on trading activities. Securities transactions are recorded on a trade date basis and are executed by independent brokers/dealers.

    STOCK-BASED COMPENSATION--The Company grants stock options to its employees and associates using the intrinsic method in accordance with the provisions of Accounting Principles Board Opinion No. 25 and related interpretations.

                        E*OFFERING CORP. AND SUBSIDIARY

FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH RESPECT
              TO DATA AS OF JUNE 30, 2000 AND FOR THE PERIOD FROM
  NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999 AND FOR THE NINE MONTHS ENDED
                                 JUNE 30, 2000)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES--Compensation expense related to employee stock options is recorded only if, on the date of grant, the fair value of the underlying stock exceeds the exercise price. Compensation expense related to non-employees is accounted for using the fair value method in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION.

    INTANGIBLE ASSETS--Intangible assets consisting of goodwill, resulting from the acquisition of Meridian, are amortized over 60 months on a straight-line basis.

    INCOME TAXES--Income taxes are provided for current taxes payable or refundable, and temporary differences arising from the future tax consequences of events that have been recognized in the Company's consolidated financial statements or income tax returns. The effect of income taxes is measured based on currently enacted tax laws and rates in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Future tax benefits are recognized to the extent that realization of such benefits is more likely than not.

    LONG-LIVED ASSETS--The Company assesses the facts and circumstances to determine whether property and equipment, and intangible or other assets, may be impaired and whether or not an evaluation of recoverability would be performed as required under SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. For the nine months ended June 30, 2000 (unaudited) and for the period from November 13, 1998 (Inception) to September 30, 1999, there were no adjustments to the carrying value of the Company's long-lived assets.

    RECENT ACCOUNTING PRONOUNCEMENTS--In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133, as amended by SFAS No. 138, established accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts, and for hedging activities. The Company has determined that the adoption of this standard, as amended by SFAS No. 138, will not have a material affect on the Company's consolidated financial statements.

    The Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME, which requires that an enterprise report, by major components and as a single total, the change in net assets. There were no other comprehensive income items for the nine months ended June 30, 2000 (unaudited) and for the period from November 13, 1998 (Inception) to September 30, 1999.

    In December 1999, the Securities Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS (SAB
101). SAB 101 summarizes certain of the SEC staffs' views in applying generally accepted accounting principles to revenue recognition in financial statements. E*OFFERING has not determined the effect, if any, of SAB 101 on the Company's consolidated financial statements.

    CONCENTRATION OF CREDIT RISK--The Company is engaged in various trading and brokerage activities. Counterparties to these activities primarily include brokers/dealers, banks, and other financial institutions. In the event that counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or

                        E*OFFERING CORP. AND SUBSIDIARY

FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH RESPECT
              TO DATA AS OF JUNE 30, 2000 AND FOR THE PERIOD FROM
  NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999 AND FOR THE NINE MONTHS ENDED
                                 JUNE 30, 2000)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) issuer of the instrument. It is the Company's policy to review, as necessary, the credit standing of each counterparty with which it conducts business.

    NET LOSS PER COMMON SHARE--Basic net loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding for the period (excluding shares subject to repurchase). Diluted net loss per common share was the same as basic net loss per common share for all periods presented since the effect of any potential dilutive securities is excluded as they are anti-dilutive because of the Company's net losses.

    The following is a reconciliation of the numerators and denominators used in computing basic and diluted net loss per common share:

                                                                                             PERIOD
                                                                            PERIOD        NOVEMBER 13,
                                                                         NOVEMBER 13,         1998
                                                                             1998        (INCEPTION) TO
                                                    NINE MONTHS ENDED   (INCEPTION) TO   SEPTEMBER 30,
                                                      JUNE 30, 2000     JUNE 30, 1999         1999
                                                    -----------------   --------------   --------------
                                                       (UNAUDITED)       (UNAUDITED)
Net loss applicable to common stockholders
  (numerator), basic and diluted..................     $(16,741,297)      $(7,399,941)    $(13,624,208)
                                                       ============       ===========     ============
Shares (denominator):
  Weighted average common shares outstanding used
  in computation, basic and diluted...............        4,300,007         4,382,161        4,484,005
                                                       ============       ===========     ============
Net loss per common share, basic and diluted......     $      (3.89)      $     (1.69)    $      (3.04)
                                                       ============       ===========     ============

    For the above mentioned periods, the Company had securities outstanding which could potentially dilute basic earnings per share in the future, but were excluded from the computation of diluted net loss per common share in the periods presented, as their effect would have been anti-dilutive. Such outstanding securities consist of the following:

                                                                                          PERIOD
                                                                         PERIOD        NOVEMBER 13,
                                                                      NOVEMBER 13,         1998
                                                                          1998        (INCEPTION) TO
                                                 NINE MONTHS ENDED   (INCEPTION) TO   SEPTEMBER 30,
                                                   JUNE 30, 2000     JUNE 30, 1999         1999
                                                 -----------------   --------------   --------------
                                                    (UNAUDITED)       (UNAUDITED)
Convertible preferred stock....................      19,212,067          4,100,000       4,100,000
Options outstanding............................       3,793,775          4,408,999       4,097,624
Warrants.......................................       4,525,894          2,875,000       2,875,000
                                                    -----------        -----------     -----------
Total..........................................      27,531,736         11,383,999      11,072,624
                                                    ===========        ===========     ===========
Weighted average exercise price of options.....     $      0.62        $      0.39     $      0.46
                                                    ===========        ===========     ===========
Weighted average exercise price of warrants....     $      0.95        $      1.12     $      1.12
                                                    ===========        ===========     ===========

                        E*OFFERING CORP. AND SUBSIDIARY

FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH RESPECT
              TO DATA AS OF JUNE 30, 2000 AND FOR THE PERIOD FROM
  NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999 AND FOR THE NINE MONTHS ENDED
                                 JUNE 30, 2000)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    RECLASSIFICATIONS--Certain 1999 amounts have been reclassified to conform to the 2000 presentation.

2.  ACQUISITION

    During March 1999, the Company acquired the net assets of Meridian, a securities broker/dealer, pursuant to a stock purchase agreement. The acquisition was accounted for under the purchase method of accounting and the purchase price of $1,511,000, less cash acquired of $1,540, was allocated as follows:

Broker/dealer related receivables...........................  $  667,459
Marketable securities, at market value......................     298,605
Prepaids and other..........................................      32,009
Goodwill....................................................   1,319,262
Securities sold, but not yet purchased......................      (3,610)
Accounts payable and accrued expenses.......................    (804,265)
                                                              ----------
                                                              $1,509,460
                                                              ==========

    Meridian's operating results have been included in the accompanying consolidated financial statements from the date of acquisition.

    The following unaudited pro forma information presents the consolidated statements of operations of the Company as if the acquisition had taken place for the fiscal year ended September 30, 1999:

                                                                COMBINED
                                                              ------------
                                                              (UNAUDITED)
Net sales...................................................  $ 11,932,750
Net loss....................................................  $(13,390,418)
Net loss per common share...................................  $      (2.99)

    These pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on the dates indicated, or which may result in the future.

3.  NOTES RECEIVABLE

    Notes receivable, included in "Other Assets" in the accompanying consolidated statement of financial condition, at September 30, 1999, consists of $257,864 in unsecured notes receivable primarily from certain employees, which are generally forgivable once the employee completes 12 months of employment with the Company (amount shown is net of amortized forgiveness).

                        E*OFFERING CORP. AND SUBSIDIARY

FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH RESPECT
              TO DATA AS OF JUNE 30, 2000 AND FOR THE PERIOD FROM
  NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999 AND FOR THE NINE MONTHS ENDED
                                 JUNE 30, 2000)

4.  FURNITURE, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS

    Furniture, equipment, and leasehold improvements consist of the following:

                                                              JUNE 30,2000   SEPTEMBER 30, 1999
                                                              ------------   ------------------
                                                              (UNAUDITED)
Computer and office equipment...............................   $8,234,365        $4,078,887
Furniture and fixtures......................................      351,289           351,289
Leasehold improvements......................................    1,319,198           736,471
                                                               ----------        ----------
                                                                9,904,852         5,166,647
Less accumulated depreciation and amortization..............   (3,006,346)         (802,839)
                                                               ----------        ----------
Total furniture, equipment, and leasehold improvements,
  net.......................................................   $6,898,506        $4,363,808
                                                               ==========        ==========

5.  SUBORDINATED DEBT--RELATED PARTY

    During June 1999, the Company entered into a temporary subordinated debt agreement with E*TRADE Group, Inc. (E*TRADE), a significant shareholder, in the amount of $10,000,000, bearing interest at 15% per annum. Interest on such note, which amounted to $418,574 for the period from November 13, 1998 (Inception) to September 30, 1999, is recorded as interest expense in the accompanying consolidated statement of operations. On October 13, 1999, with the approval of the National Association of Securities Dealers, Inc. (NASD) and E*TRADE, the Company agreed to exchange the debt for shares of an undesignated series of preferred stock. The subordinated borrowings are covered by agreements approved by the NASD and are thus available to be included in net capital in accordance with Rule 15c-3(1)(d) of the Securities Exchange Act of 1934.

    On January 12, 2000 (unaudited), the undesignated series of preferred stock from the conversion of the $10,000,000 temporary subordinated debt was converted to 2,872,506 shares of Series C preferred stock.

    The Company also entered into an additional temporary subordinated agreement with E*TRADE in the amount of $5,000,000, bearing interest at 15% per annum which was repaid on January 14, 2000 (unaudited). Interest on such note, which amounted to $189,593, was recorded as interest expense in the accompanying consolidated statement of operations for the nine months ended June 30, 2000 (unaudited).

6.  NOTE PAYABLE--RELATED PARTIES

    As part of the Company's acquisition of Meridian (Note 2), the Company issued to the parent company of Meridian a $500,000 note payable, bearing interest at 6% per annum. This amount is due in two $250,000 installments payable on April 20, 2000 and 2001. Of the first $250,000 installment, $125,000 was paid in April 2000 (unaudited), and the remaining $125,000 has been withheld to offset against liabilities not disclosed on Meridian's closing balance sheet (Note 12).

    In connection with the issuance of the Series C preferred stock on January 12, 2000 (unaudited), the Company issued notes payable totaling $4,353,000 to certain founding shareholders for the

                        E*OFFERING CORP. AND SUBSIDIARY

FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED WITH RESPECT
              TO DATA AS OF JUNE 30, 2000 AND FOR THE PERIOD FROM
  NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999 AND FOR THE NINE MONTHS ENDED
                                 JUNE 30, 2000)

6. NOTE PAYABLE--RELATED PARTIES (CONTINUED) redemption of 1,451,000 shares of common stock. The notes bear interest at 8% per annum, compounded semi-annually. Interest on such notes, which amounted to $187,392 for the nine months ended June 30, 2000 (unaudited), was recorded as interest expense in the accompanying consolidated statement of operations. The notes will mature on the earliest occurrence of: (1) the closing date of the initial public offering of the Company's common shares; (2) the date upon which the Company has a class of its securities registered pursuant to the Securities Exchange Act of 1934; or (3) the closing date of: (a) a sale of all or substantially all of its assets, or (b) a merger, tender offer, or other business combination.

7.  RELATED PARTIES

    During the period from November 13, 1998 (Inception) to September 30, 1999, the Company received contributed assets, primarily consisting of fixed assets, from a significant shareholder, with a basis of $231,419. In consideration for these assets, the Company issued 2,325,000 shares of common stock, valued at $31,419, and 200,000 shares of Series A preferred stock, valued at $1.00 per share.

    Accrued consulting fees due to a Board of Directors member of $30,000 are included in accounts payable and accrued liabilities in the accompanying consolidated statement of financial condition at September 30, 1999.

    The Company has an operating agreement with E*TRADE which stipulates, among other items, that for each and every public offering the Company participates in as an underwriter, the amount of retail shares, as defined, provided to E*TRADE, shall not be less than 50% of the total shares available to the Company. In January 2000 (unaudited), the share allocation percentage increased to 70%, unless the issuer provides specific written instruction to the Company that the number of shares distributed must be less than 70% of the total shares offered by the Company.

    The draft operating agreement also stipulates that the Company shall provide, at a minimum, $100,000 per calendar quarter for advertising on E*TRADE's website and the Company is entitled to receive $100 for each new customer the Company refers to E*TRADE. At September 30, 1999, these provisions have not been implemented and, as such, are not reflected in the accompanying financial statements. For the nine months ended June 30, 2000 (unaudited), the Company recorded $229,400 in "Other Revenue" in the accompanying consolidated statement of operations for new customer accounts referred to E*TRADE.

    E*TRADE also provided limited back-office accounting support services for which it was not reimbursed by the Company (see Note 13 for related party operating lease transaction). The value of such services was not material to the Company's operations. The Company intends to enter into a service agreement with E*TRADE, which will allow the Company to share certain E*TRADE systems. In consideration of the services, the Company will pay a monthly usage amount of $12,000.

                        E*OFFERING CORP. AND SUBSIDIARY

            FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999
              (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 2000
     AND FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999
                  AND FOR THE NINE MONTHS ENDED JUNE 30, 2000)

7. RELATED PARTIES (CONTINUED)

    During the nine month period ended June 30, 2000 (unaudited), the Company paid $200,000 for advertising to E*TRADE. E*TRADE paid the compensation for the interim president without reimbursement from the Company. Such services, which were computed to be $95,000, were recorded as salary expenses and an increase in additional paid-in-capital in the accompanying consolidated financial statements.

8. INCOME TAXES

    Other expenses for the period November 13, 1998 (Inception) to September 30, 1999 includes the current minimum state franchise tax expense of $1,600.

    Significant components of the Company's deferred tax assets and liabilities at September 30, 1999 are as follows:

DEFERRED TAX ASSETS:
Federal net operating loss carryforwards....................    $3,934,863
Depreciation and amortization...............................       770,734
State net operating loss carryforwards......................       645,992
Accrued compensation and other..............................       283,408
                                                                ----------
GROSS DEFERRED TAX ASSETS...................................     5,634,997
VALUATION ALLOWANCE.........................................    (5,634,997)
                                                                ----------
Net deferred tax assets.....................................    $       --
                                                                ==========

    The Company has recorded a full valuation allowance against the gross deferred tax assets because it is more likely than not that the deferred tax assets will not be realized.

    The difference between the federal statutory tax rate and the Company's effective tax rate was primarily due to the establishment of the Company's valuation allowance.

    At June 30, 2000 (unaudited) and September 30, 1999, the Company had approximately $27,260,000 and $11,242,000, respectively, in net operating loss carryforwards for federal and state income tax purposes, respectively. Any federal and state net operating losses not utilized will expire in 2018 and 2003, respectively, for federal and state income tax purposes. Utilization of the net operating losses and credits may be subject to an annual limitation due to ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

9. STOCKHOLDERS' EQUITY

    At September 30, 1999, the Company had 27,175,000 shares of common stock and 15,200,000 shares of preferred stock authorized. Of the preferred stock, the Company designated 1,600,000 shares

                        E*OFFERING CORP. AND SUBSIDIARY

            FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999
              (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 2000
     AND FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999
                  AND FOR THE NINE MONTHS ENDED JUNE 30, 2000)

9. STOCKHOLDERS' EQUITY (CONTINUED)
as Series A preferred stock, 3,300,000 shares as Series B preferred stock, and the remaining 10,300,000 shares to be used for additional preferred series.

    Series A preferred stock is convertible, at the option of the holder, into common stock on a one-for-one basis. Each share of Series A preferred stock shall entitle the holder to vote on shareholder matters and shall receive dividends, if and when declared, on the same basis as holders of common stock on an as-converted basis. No dividends have been declared as of June 30, 2000 (unaudited) or as of September 30, 1999. Each share of Series A preferred stock shall automatically be converted into shares of common stock, if at any time, shares of Series B preferred stock convert into common stock. Series A preferred stock has a liquidation preference equal to $1.00 per share, as adjusted for any stock dividends, combinations, splits, recapitalization, or other capital reorganization transactions.

    Series B preferred stock is convertible, at the option of the holder, into common stock on a one-for-one basis. Each share of Series B preferred stock shall entitle the holder to vote on shareholder matters and shall receive dividends at the rate of $0.32 per share, if and when declared by the Board of Directors and shall be non-cumulative. No dividends were declared as of June 30, 2000 (unaudited) or as of September 30, 1999. Series B preferred stock has a liquidation preference equal to $4.00 per share, subject to certain adjustments.

    On December 22, 1998, the Company issued a warrant to a common shareholder to purchase 2,075,000 shares of common stock. At the option of the warrant holder, the warrant may be exercised at $0.0135132 per common share. The value ascribed to such warrant was $21,425 and was recorded in the accompanying consolidated financial statements. Such warrant expires on December 22, 2003.

    On February 10, 1999, the Company issued Class A warrants to the Series B preferred shareholder to purchase 800,000 shares of Series B preferred stock at $4.00 per share and Class B warrants to purchase additional shares of an undesignated preferred stock which will have the same rights, preferences, and privileges senior to or pari-passu with such rights, preferences, and privileges of the Company's Series B convertible preferred stock. The number of shares and exercise price vary and are defined in the Class B Warrant to Purchase Convertible Preferred Stock certificate and are principally based upon issuing sufficient shares to obtain a majority ownership in the Company at a price outstanding at the time of conversion, taking into consideration dilutive effects of the Series B preferred stock and warrants relating to the Series B preferred stock. The value ascribed to the Class A and B warrants were $28,947 and $262,210, respectively, and were recorded in the accompanying consolidated financial statements for the period November 13, 1998 (Inception) to September 30, 1999. The Class A and B warrants expire on February 10, 2001 and February 10, 2003, respectively. Accretion of $291,157 has been recorded in the accompanying consolidated statement of operations for the period November 13, 1998 (Inception) to September 30, 1999 to increase the loss applicable to common shareholders and increase the value of Series B preferred stock to its liquidation preference.

    On October 14, 1999, the Company filed the second Amended and Restated Articles of Incorporation. The amendment authorized 29,675,000 shares of common stock and 17,700,000 shares of

                        E*OFFERING CORP. AND SUBSIDIARY

            FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999
              (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 2000
     AND FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999
                  AND FOR THE NINE MONTHS ENDED JUNE 30, 2000)

9. STOCKHOLDERS' EQUITY (CONTINUED)
preferred stock. Of the preferred stock, the Company designated 1,600,000 shares as Series A preferred stock, 5,800,000 shares as Series B preferred stock, and the remaining 10,300,000 shares to be used for additional preferred series.

    In May 2000 (unaudited), the Company filed the fifth Amended and Restated Articles of Incorporation. The amendment updated the number of common stock and Series A, B and C preferred stock to be 42,578,347, 1,600,000, 5,800,000, and 15,468,442 shares, respectively. The Series C preferred stock, at the option of the holder, is convertible into common stock on a one-for-one basis. Each share of Series C preferred stock shall entitle the holder to vote on shareholder matters and shall receive dividends at a rate equal to 8%, compounded on a semi-annual basis. The Series C preferred stock has a liquidation preference equal to $3.481280502 per share, as adjusted for any stock dividends, combinations, splits, recapitalization, or other capital reorganization transactions.

    In connection with the issuance of the Series C preferred stock on January 12, 2000 (unaudited) the following transactions occurred: i) the warrant for the purchase of 2,075,000 shares of common stock was amended to reduce the number of shares of common stock that is purchasable thereunder to 1,000,000 shares; ii) the Class B warrant was converted to a Class C warrant; the new Class C warrant allows the holder to purchase 2,725,894 shares of common stock at $0.40 per share-such warrant expires on January 13, 2005; iii) the Company redeemed 1,451,000 shares from certain founding shareholders of the Company; and
iv) certain founders from which the common stock had been redeemed entered into non-compete agreements which expire on January 13, 2001.

10. STOCK OPTION PLANS

    The Company's stock option plans provide for the granting of nonqualified or incentive stock options to officers, directors, employees, and consultants for the purchase of shares of the Company's common stock at either a price determined by the Board of Directors at the date the option is granted or at fair market value. The options are generally exercisable ratably over a five-year period from the date the option is granted and expire within ten years from the date of grant. The Board of Directors approved the 1998 Stock Option Plan (the 1998 Plan) and authorized 5,000,0000 shares of common stock for future grants. For the period from November 13, 1998 (Inception) to September 30, 1999, the Company granted options in excess of the total shares authorized. The Company ceased to grant options under the 1998 Plan on September 30, 1999.

    On April 18, 2000, the Company's Board of Directors adopted the 2000 Stock Option/Stock Issuance Plan. The Plan permits the plan administrator under the authority of the board of directors, to grant options or issue common shares to employees, non-employee board members, consultants, and other independent advisors of the Company. No option will have a term in excess of ten years as measured from the date of grant. The options may be granted as incentive stock options or nonqualified stock options. Stock awards may also be issued under the Plan. The plan administrator has the discretion to grant options and to issue stock that is fully vested upon issuance or in one or more installments, however, the vesting schedule may not be more restrictive than 20% per year vesting, with the initial vesting to occur more than one year after the vesting commencement date.

                        E*OFFERING CORP. AND SUBSIDIARY

            FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999
              (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 2000
     AND FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999
                  AND FOR THE NINE MONTHS ENDED JUNE 30, 2000)

10. STOCK OPTION PLANS (CONTINUED)
    A summary of stock option activity under the 1998 Plan and the 2000 Plan are as follows:

                                                                                       PERIOD
                                                                                 NOVEMBER 13, 1998
                                                   NINE MONTHS ENDED               (INCEPTION) TO
                                                     JUNE 30, 2000               SEPTEMBER 30, 1999
                                             -----------------------------   --------------------------
                                                      (UNAUDITED)                           WEIGHTED
                                                          WEIGHTED AVERAGE                  AVERAGE
                                              OPTIONS      EXERCISE PRICE     OPTIONS    EXERCISE PRICE
                                             ----------   ----------------   ---------   --------------
Outstanding options at beginning of
  period...................................   4,097,624        $0.46                --        $  --
Options granted............................   2,181,500         0.80         5,049,277         0.45
Less options cancelled.....................  (1,446,874)       (0.45)         (544,975)       (0.35)
Less options exercised.....................  (1,038,475)       (0.62)         (406,678)       (0.39)
                                             ----------                      ---------
Outstanding options at end of period.......   3,793,775         0.62         4,097,624         0.46
                                             ==========                      =========

    The following table summarizes information on outstanding and exercisable options as of June 30, 2000 (unaudited):

                                            OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                              -----------------------------------------------   ----------------------
                                                WEIGHTED
                                                AVERAGE                                       WEIGHTED
                                               REMAINING          WEIGHTED                    AVERAGE
                                NUMBER        CONTRACTUAL         AVERAGE         NUMBER      EXERCISE
RANGE OF EXERCISABLE PRICES   OUTSTANDING   LIFE (IN MONTHS)   EXERCISE PRICE   EXERCISABLE    PRICE
---------------------------   -----------   ----------------   --------------   -----------   --------
$0.10-$0.40........            2,157,650          49.99             $0.40         601,225      $0.39
$0.80..............            1,530,000          55.99              0.80           2,750       0.80
$2.28..............               59,975          48.87              2.28           9,060       2.28
$2.59..............               46,150          49.90              2.59           6,375       2.59
                               ---------                                          -------
$0.10-$2.59........            3,793,775          52.39              0.62         619,410       0.45
                               =========                                          =======

    The following table summarizes information on outstanding and exercisable options as of September 30, 1999:

                                            OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                              -----------------------------------------------   ----------------------
                                                WEIGHTED
                                                AVERAGE                                       WEIGHTED
                                               REMAINING          WEIGHTED                    AVERAGE
                                NUMBER        CONTRACTUAL         AVERAGE         NUMBER      EXERCISE
RANGE OF EXERCISABLE PRICES   OUTSTANDING   LIFE (IN MONTHS)   EXERCISE PRICE   EXERCISABLE    PRICE
---------------------------   -----------   ----------------   --------------   -----------   --------
$0.10-$0.40........            3,963,124          57.28             $0.40         594,328      $0.40
$2.28..............               86,000          57.97              2.28           4,325       2.28
$2.59..............               48,500          59.00              2.59           2,425       2.59
                               ---------                                          -------
$0.10-$2.59........            4,097,624          57.31              0.46         601,078       0.41
                               =========                                          =======

                        E*OFFERING CORP. AND SUBSIDIARY

            FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999
              (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 2000
     AND FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999
                  AND FOR THE NINE MONTHS ENDED JUNE 30, 2000)

10. STOCK OPTION PLANS (CONTINUED)
    From November 13, 1998 (Inception) to September 30, 1999, options were granted to employees for the purchase of up to 4,561,777 common shares at prices of $0.10 to $2.59 per share, which the Company's Board of Directors deemed the fair market value of the common stock at the date of grant. The Company records compensation expense resulting from the difference between the option price per share and the estimated fair market value of the common stock at the grant date; the common stock has been valued at a range of $2.70 and $3.10 per share, as of September 30, 1999 by an independent, third-party appraiser. For the period from November 13, 1998 (Inception) to September 30, 1999, the Company recorded $225,861 of deferred compensation expense associated with these stock option grants. This amount is recorded ratably over the vesting period of the respective options.

    From November 13, 1998 (Inception) to September 30, 1999, options were granted to non-employees for the purchase of up to 487,500 common shares at $0.40 per share. For the period from November 13, 1998 (Inception) to September 30, 1999, the Company recorded $116,397 of deferred compensation expense related to stock options granted to non-employees. This amount was calculated using the Black-Scholes option-pricing model using 100% volatility and the weighted average assumptions defined below.

    SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires the disclosure of pro forma net income had the Company adopted the fair value method for employee stock option grants. Under SFAS No. 123, the fair value of stock-based grants to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values.

    The Company's calculations were made using the minimum value method with the following weighted average assumptions:

Expected life...............................................  60 Months
Risk-free interest rate.....................................  4.45%-5.84%
Dividend yield..............................................  0%

    The Company's calculations are based on a single option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the awards had been amortized to expense over the vesting period of the grants, pro forma net loss would have been $17,087,793 and $13,399,889 for the nine months ended June 30, 2000 (unaudited) and for the period from November 13, 1998 (Inception) to September 30, 1999, respectively. Based upon the above assumptions, the weighted average fair value of employee stock options granted for the period November 13, 1998 (Inception) to June 30, 1999 (unaudited) and for the period November 13, 1998 (Inception) to September 30, 1999 was $0.68 and $0.80 per share, respectively.

                        E*OFFERING CORP. AND SUBSIDIARY

            FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999
              (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 2000
     AND FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999
                  AND FOR THE NINE MONTHS ENDED JUNE 30, 2000)

10.  STOCK OPTION PLANS (CONTINUED)

    Two shareholders exercised their stock options in the form of unsecured notes receivable. Such shareholders' notes, which include principal and interest of $117,421 and $114,088 as of June 30, 2000 (unaudited) and September 30, 1999, respectively, bear interest at 6% per annum and mature in April 2001.

11.  EMPLOYEE BENEFIT PLAN

    The Company has a 401(k) Plan that covers all full-time employees who are at least age 21 with one month of service. The Company may match employee contributions at its sole discretion. For the period from November 13, 1998 (Inception) to September 30, 1999 and for the nine months ended June 30, 2000 (unaudited), the Company did not contribute to the 401(k) Plan.

    The Company also has a Cafeteria Plan (the Plan) that is available to all eligible full-time employees. Under this plan, employees can defer up to $1,500 for health care reimbursements and up to $5,000 for dependent care assistance. Any unused amount is forfeited and participants of the Plan cannot receive reimbursements in excess of their deferrals. At September 30, 1999, the Company has $15,972 of restricted cash and a reciprocal liability related to pay participants' claims.

12.  COMMITMENTS AND CONTINGENT LIABILITIES

    SECURITIES SOLD BUT NOT YET PURCHASED--In the normal course of business, the Company sells equity securities not yet purchased, which are recorded as liabilities in the consolidated statements of financial condition. The Company is exposed to the risk that market price increases cause the ultimate obligation for such commitments to exceed the amount recorded in the consolidated statements of financial condition.

    SETTLEMENT OF SECURITIES TRANSACTIONS--The Company is obligated to settle transactions with brokers and other financial institutions even if its customers fail to meet their obligations to the Company. Customers are required to complete their transactions on settlement date, generally three business days after trade date. If customers do not fulfill their contractual obligations, the Company may incur losses. The Company has established procedures to reduce this risk by requiring deposits from customers for certain types of trades.

    UNDERWRITING TRANSACTIONS--In the normal course of business, the Company enters into various underwriting commitments. In the opinion of management, the settlement of transactions relating to such commitments will have no material impact on the Company's financial condition.

    LITIGATION--The Company has been named as a defendant in several pending or threatened lawsuits. Certain matters that are currently in arbitration are against the former Meridian. As discussed in Note 6, any settlement that arises from these actions will be offset against the remaining $375,000 note payable to Meridian.

    Management of the Company, after consultation with outside legal counsel, believes that the resolution of these various lawsuits will not result in a material adverse effect on the Company's

                        E*OFFERING CORP. AND SUBSIDIARY

            FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999
              (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 2000
     AND FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999
                  AND FOR THE NINE MONTHS ENDED JUNE 30, 2000)

12. COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED) financial statements. In addition, the note payable to Meridian is in excess of such claims brought against the former Meridian.

    On April 3, 2000 (unaudited), a former officer of the Company filed a complaint against the Company. The complaint alleges that the employee was entitled to accelerated vesting of his remaining options to purchase 106,250 shares of the Company common stock based upon certain triggering conditions. The Company denies the employee's claims and has raised affirmative defenses.

    Also, see Note 15, Subsequent Events.

    LEASES--The Company leases three office facilities, which expire at various dates through August 2001. At September 30, 1999, aggregate minimum commitments under these leases, and two equipment leases which will expire at various dates through September 2004, are as follows:

YEAR ENDING SEPTEMBER 30:
-------------------------
2000........................................................  $1,548,174
2001........................................................     605,401
2002........................................................      46,676
2003........................................................      46,676
2004........................................................      42,152
                                                              ----------
                                                              $2,289,079
                                                              ==========

    The Company has two operating leases with related parties. The first lease is on a month-to-month basis from one of the Company's shareholders. Total rent paid from November 13, 1998 (Inception) to September 30, 1999 amounted to $81,860 and $36,340 for the nine months ended June 30, 2000 (unaudited). The second lease is from E*TRADE, which expired on November 30, 1999. Future commitments under this lease amount to $21,200, which are included in the schedule above. Total rent paid from November 13, 1998 (Inception) to September 30, 1999 amounted to $127,200. In addition, at September 30, 1999, the Company has a deposit held by E*TRADE in the amount of $10,600. The deposit has been included in the accompanying consolidated statements of financial condition and the related rent expenses with affiliates are included in occupancy expense in the accompanying consolidated statements of operations.

    The Company closed one of its Newport Beach offices in November 1999. The Company provided severance agreements to certain employees to either remain with the Company until November 30, 1999 or to move to the Company's San Francisco office. The Company had accounted for severance costs in accordance with EITF Issue 94-3, LIABILITY RECOGNITION FOR CERTAIN EMPLOYEE TERMINATION BENEFITS AND OTHER COSTS TO EXIT AN ACTIVITY. At September 30, 1999, the Company recorded a severance liability in the amount of $486,649, which included services performed through September 30, 1999, and paid $920,303 during the nine months ended
June 30, 2000 (unaudited).

    The Company had an agreement with an employee which provided for a guaranteed bonus in the amount of $3,250,000 to be paid over a two-year employment period, payable in equal one-quarter installments in February and June of each year. The Company accrued for such bonus on a straight-line method, over the life of the employment contract. At September 30, 1999, the Company recorded

                        E*OFFERING CORP. AND SUBSIDIARY

            FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999
              (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 2000
     AND FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999
                  AND FOR THE NINE MONTHS ENDED JUNE 30, 2000)

12.  COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
$500,000 in salaries, commissions and bonuses payable in the accompanying consolidated statements of financial condition and the related expense in employee compensation and benefits in the accompanying consolidated statements of operations. The employee terminated employment with the Company in January 2000 resulting in the cancellation of the bonus guarantee.

13.  NET CAPITAL REQUIREMENTS

    NET CAPITAL REQUIREMENTS--The Company is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At September 30, 1999, the Company had net capital of $1,050,317, which was $721,497 in excess of its required net capital. The Company's aggregate indebtedness to net capital ratio was 4.70 to 1 at September 30, 1999. At
June 30, 2000 (unaudited), the Company had net capital of $18,920,921, which was $17,995,620 in excess of the required net capital. The Company's aggregate indebtedness to net capital ratio was .73 to 1 at June 30, 2000 (unaudited).

14.  RESERVE REQUIREMENTS FOR BROKERS OR DEALERS

    The Company is exempt from the provisions of Rule 15c3-3 (pursuant to paragraph (k)(2)(ii) of such rule) of the Securities Exchange Act of 1934 as an introducing broker/dealer that carries no customer accounts, promptly transmits all customer funds and delivers all customer securities received to the clearing broker, and does not otherwise hold funds or securities of customers or dealers. Because of such exemption, the Company is not required to prepare a determination of reserve requirement for brokers/dealers.

15.  SUBSEQUENT EVENTS

    The Company was in the process of negotiating with outside parties for an equity investment in the Series C preferred stock for an approximate amount of $40,000,000, which was expected to close in January 2000 (See Note 9). Meanwhile, effective October 13, 1999, E*TRADE provided to the Company an additional temporary subordinated debt agreement in the amount of $5,000,000 maturing on November 28, 1999. The subordinated debt, bearing interest at 15% per annum, can be renewed for up to a 45-day period.

    In October 1999, the Company paid $50,000 for legal services provided to a common shareholder of the Company.

    The Company closed one of its Newport Beach offices in November 1999, resulting in the abandonment of approximately $380,000 of capitalized leasehold improvements, which was recorded in the first quarter of the next fiscal year.

    The following unaudited events occurred subsequent to the report date of the independent auditors' report on the Company's consolidated financial statements for the period November 13, 1998 (Inception) to September 30, 1999:

    On May 15, 2000, the Company signed an Agreement and Plan of Merger (the Agreement) with Wit SoundView Group, Inc. (Wit SoundView) Under the terms of the Agreement, Wit SoundView will

                        E*OFFERING CORP. AND SUBSIDIARY

            FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999
              (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 2000
     AND FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO JUNE 30, 1999
                  AND FOR THE NINE MONTHS ENDED JUNE 30, 2000)

15.  SUBSEQUENT EVENTS (CONTINUED)
issue up to 28,486,247 shares of its common stock to acquire all the outstanding shares and assume all the outstanding options and warrants of the Company. The maximum number of Wit SoundView shares had a value of approximately
$292 million, or $10.25 per share, at the close of trading on May 12, 2000, the last trading day before the Agreement was signed. The board of directors of Wit SoundView and the Company's shareholders have approved the transaction, which is expected to close in October 2000. Completion is contingent on Wit SoundView shareholders' approval and other customary closing conditions.

    At the completion of the merger with Wit SoundView, the Company's 1998 Stock Option Plan and 2000 Stock Option/Stock Issuance Plan will be assumed by Wit SoundView and no additional options to purchase common stock or issuances of common stock will be granted under the 2000 Stock Option/ Stock Issuance Plan.

    On September 26, 2000, several terms of the Agreement and Plan of Merger with Wit SoundView were modified, including certain terms of the 10%, one-year escrow arrangement. The Company is currently reviewing, with the assistance of outside legal counsel, whether the levels of commissions paid by customers of the Company in certain secondary market transactions were in compliance with applicable regulatory standards. The $3 million threshold before which claims made by Wit SoundView will be indemnified will not be applicable to any indemnification claims related to this matter. As of October 4, 2000, the Company had not determined whether any of the commissions paid did not comply with such standards, or whether any liabilities would result from this matter, and its review is continuing. Accordingly, no provision for this matter was made in the accompanying financial statements.

    On July 26, 2000, Wit SoundView announced the plan to terminate approximately 40% of the Company's employees effective at the close of the merger. In August 2000, approximately 20 employees elected the early termination option and received severance payments of approximately $1,100,000. The remaining employees will receive severance payments from Wit SoundView subsequent to the close of the merger.

    Since June 2000, in consultation with Wit SoundView, E*OFFERING has taken the following actions, among others, prior to the close of the merger to promote the achievement of synergies from E*OFFERING's and Wit SoundView's post-closing combined business:

    - froze hiring in the corporate finance and research departments;

    - eliminated the institutional sales and trading department, resulting in the early termination of approximately 20 employees;

    - re-directed co-managed underwriting and private placement opportunities to Wit SoundView; and

    - re-directed the development of expanded functionality and products for the Company's web site to reflect the strategic direction of the post-closing combined business, resulting in a delay in the planned launch date.

                                                                       ANNEX S-A

[LOGO]

PERSONAL AND CONFIDENTIAL

September 26, 2000

Board of Directors
Wit SoundView Group, Inc.
826 Broadway
New York, NY 10003

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to Wit SoundView Group, Inc. (the "Company") of the Total Consideration (as defined below) proposed to be paid by the Company pursuant to the Agreement and Plan of Merger, dated as of May 15, 2000, as amended as of September 26, 2000 (the "Merger Agreement"), among the Company, Wit SoundView Corp., a wholly-owned subsidiary of the Company, and E*Offering Corp. ("E*Offering"), and the related Amended and Restated Strategic Alliance Agreement, dated as of September 26, 2000 (the "Strategic Alliance Agreement"), among the Company and E*Trade Group, Inc. ("E*Trade"). Pursuant to the Merger Agreement and the Strategic Alliance Agreement, Wit SoundView Corp. will merge with and into E*Offering (the "Merger") and the Company will issue (or reserve for issuance) 32,512,195 shares (the "Stock Consideration") of Common Stock, par value $0.01 per share, of the Company (the "Shares") and 2,000,000 warrants to purchase Shares (the "Warrant Consideration" and, collectively with the Stock Consideration, the "Total Consideration"). We understand that all of the Warrants and 4,025,948 of the Shares comprising the Stock Consideration have been allocated for issuance to E*Trade pursuant to the Strategic Alliance Agreement, as to which allocation we are expressing no opinion.

Goldman, Sachs & Co. ("Goldman Sachs"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company, having provided various investment banking services to the Company from time to time, including having acted as the Company's financial advisor in its acquisition of SoundView Technology Group, Inc. in October 1999, and having acted as the Company's financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement, the Strategic Alliance Agreement and the Account Transfer Agreement, dated as of May 15, 2000, between the Company and E*Trade (the "Account Transfer Agreement" and, collectively with the Merger Agreement and the Strategic Alliance Agreement, the "Agreements"). As of the date hereof, an affiliate of Goldman Sachs, The Goldman Sachs Group, Inc., owned approximately 11,666,666 shares of the Company's Class B

                                     S-A-1

Wit SoundView Group, Inc.
September 26, 2000
Page Two

Common Stock, par value $0.01 per share (the "Class B Common Stock"), and warrants to purchase approximately 5,637,295 shares of the Company's Class B Common Stock, together representing approximately 15% of the fully diluted capital stock of the Company. The warrants may be exercised beginning in October 2000. In connection with its investment in the Company, the Company and Goldman Sachs Group, Inc. are parties to an agreement that, among other things, gives Goldman Sachs Group, Inc. a right of first refusal to purchase additional shares of common equity before the Company sells 5.0% of its fully diluted common equity to certain designated competitors of Goldman Sachs. Moreover, Goldman Sachs Group, Inc. has registration rights with respect to the shares of Class B Common Stock owned by such affiliate and has agreed for a limited period of time not to acquire more than 25% of the Company's fully diluted common equity. Goldman Sachs may provide investment banking services to the Company or E*Trade in the future. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or E*Trade for its own account and for the accounts of customers. As of the date hereof, Goldman Sachs held a long position of 52,304 shares of E*Trade common stock and $725,254 aggregate principal amount of E*Trade 6.0% convertible subordinated notes, against which Goldman Sachs is short 186,891 shares of E*Trade common stock and $11,987,261 aggregate principal amount of E*Trade 6.0% convertible subordinated notes.

In connection with this opinion, we have reviewed, among other things, the Agreements; the Registration Statement on Form S-1 of the Company relating to the initial public offering of the Company, including the Prospectus contained therein dated June 4, 1999; the Annual Report on Form 10-K of the Company for the year ended December 31, 1999; the Annual Report on Form 10-K of E*Trade for the year ended December 31, 1999; audited historical financial statements of E*Offering for the fiscal year ended September 31, 1999; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and E*Trade; certain other communications from the Company to its stockholders; certain financial and other information related to E*Offering including both audited and unaudited quarterly financial statements; certain internal financial analyses and forecasts for E*Offering prepared by the management of E*Offering; certain internal financial analyses and forecasts for the Company prepared by the management of the Company; certain internal financial analysis and forecasts for E*Offering and certain pro forma projections for the combined company prepared by the management of the Company (the "Forecasts"); and certain cost savings and operating synergies (the "Synergies") projected by the management of the Company to result from the transaction contemplated by the Agreements. We also have held discussions with members of the senior managements of the Company, E*Trade and E*Offering regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreements and the current business operations, financial condition and future prospects of their respective companies. In addition, we have compared certain financial and other information for E*Offering and certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the brokerage and internet industries specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Forecasts and Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and that the Forecasts and the Synergies will be realized in the amounts and time periods contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets

                                     S-A-2

Wit SoundView Group, Inc.
September 26, 2000
Page Three

and liabilities, contingent or otherwise, of the Company or E*Offering or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreements and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to any such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Total Consideration proposed to be paid by the Company pursuant to the Merger Agreement and the Strategic Alliance Agreement, taken as a unitary transaction, is fair from a financial point of view to the Company.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
---------------------------------------
GOLDMAN, SACHS & CO.

                                     S-A-3

                                    PART II

           INFORMATION NOT REQUIRED IN THE PROXY STATEMENT/PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

    Section 145 of the DGCL permits us to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection therewith.

    Our By-Laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

    We plan to maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

    In addition, we have entered into indemnification agreements with our directors and executive officers. Under these agreements, we agree to indemnify each director and officer to the fullest extent permitted by law for any acts performed, or for failures to act, on our behalf or on behalf of another person or entity for which that director or officer is performing services at our request. We will not indemnify a director or officer for any breach of loyalty to us or to our stockholders, or if the director or officer does not act in good faith or for acts involving intentional misconduct, or for acts or omissions falling under Section 174 of the DGCL, or for any transaction for which the director or officer derives an improper benefit. We agree to indemnify for expenses related to indemnifiable events, and to pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the Board. The rights of directors and officers will not exclude any rights to indemnification otherwise available under law or under the Amended and Restated Certificate of Incorporation.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
     2.1                Agreement and Plan of Merger by and among Wit SoundView
                        Group, Inc., Wit SoundView Corporation and E*OFFERING Corp.,
                        dated as of May 15, 2000 (attached as Appendix I to the
                        proxy statement/prospectus).

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
     2.2+               Amendment Agreement by and among Wit SoundView Group, Inc.,
                        Wit SoundView Corporation and E*OFFERING Corp., dated as of
                        September 26, 2000.

     3.1                Certificate of Amendment of Amended and Restated Certificate
                        of Incorporation of Wit SoundView Group, Inc. (Incorporated
                        by reference to Exhibit 3.1 to the proxy
                        statement/prospectus)

     3.2                By-Laws of Wit SoundView Group, Inc. (Incorporated by
                        reference to Exhibit 3.2 to the proxy statement/prospectus).

     4.1                Rights Agreement between Wit SoundView Group, Inc. and
                        American Stock Transfer & Trust Company, as Rights Agent
                        (Incorporated by reference to Exhibit 4.1 to the quarterly report of Wit SoundView Group, Inc. on Form 10-Q for the period ended June 30, 1999).

     4.2                Voting Agreement, dated as of May 15, 2000, by and among Wit
                        SoundView Group, Inc. and certain securityholders of
                        E*OFFERING Corp. (Incorporated by reference to Exhibit 4.2 to the proxy statement/prospectus).

     5.1 Opinion of Skadden, Arps, Slate, Meagher and Flom LLP regarding the legality of the securities being issued.
                        (Incorporated by reference to Exhibit 5.1 to the proxy statement/ prospectus).

     8.1                Opinion of Skadden, Arps, Slate, Meagher and Flom LLP
                        regarding certain tax matters. (Incorporated by reference to
                        Exhibit 8.1 to the proxy statement/prospectus).

    10.1                Wit SoundView Group, Inc. Stock Incentive Plan (Incorporated
                        by reference to Exhibit 10.1 to the 1999 Form 10-K Annual
                        Report (File No. 000-26225) of Wit SoundView Group, Inc.).

    10.2(a) E*OFFERING Corp. 1998 Stock Option Plan. (Incorporated by reference to Exhibit 10.2(a) to the proxy statement/prospectus).

    10.2(b)             E*OFFERING Corp. 2000 Stock/Stock Issuance Option Plan.
                        (Incorporated by reference to Exhibit 10.2(b) to the proxy statement/prospectus).

    10.3                Annual Bonus Plan (Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No.
                        333-74619) of Wit SoundView Group, Inc.).

    10.4                Employment Agreement between Wit SoundView Group, Inc. and
                        Robert H. Lessin (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File No.
                        333-74619) of Wit SoundView Group, Inc.).

    10.5                Severance Agreement between Wit SoundView Group, Inc. and
                        Ronald Readmond. (Incorporated by reference to Exhibit 10.5 to the proxy statement/prospectus).

    10.6                Employment Agreement between Wit SoundView Group, Inc. and
                        Andrew D. Klein (Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (File No.
                        333-74619) of Wit SoundView Group, Inc.).

    10.7                Employment Agreement between Wit SoundView Group, Inc. and
                        Mark Loehr (Incorporated by reference to Exhibit 10.9 to the
                        Registration Statement on Form S-1 (File No. 333-74619) of
                        Wit SoundView Group, Inc.).

    10.8                Employment Agreement between Wit SoundView Group, Inc. and
                        Lloyd H. Feller (Incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 (No. 333-92887) of
                        Wit SoundView Group, Inc.).

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
    10.9                Employment Agreement between Wit SoundView Group, Inc. and
                        Robert C. Mendelson (Incorporated by reference to Exhibit
                        10.13 to the Registration Statement on Form S-4 (No.
                        333-92887) of Wit SoundView Group, Inc.).

    10.10               Second Amended and Restated Stockholders Agreement, dated
                        February 23, 1999, between Wit SoundView Group, Inc. and stockholders named therein (Incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1
                        (File No. 333-74619) of Wit SoundView Group, Inc.).

    10.11               Third Amended and Restated Stockholders Agreement, dated
                        April 8, 1999, between Wit SoundView Group, Inc. and the stockholders named therein (Incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1
                        (File No. 333-74619) of Wit SoundView Group, Inc.).

    10.12               Third Amended and Restated Registration Rights Agreement,
                        dated April 8, 1999, between Wit SoundView Group, Inc. and the stockholders named therein (Incorporated by reference to
                        Exhibit 10.14 to the Registration Statement on Form S-1
                        (File No. 333-74619) of Wit SoundView Group, Inc.).

    10.13               Purchase Agreement, dated as of March 29, 1999, by and
                        between Wit SoundView Group, Inc. and The Goldman Sachs
                        Group, L.P. (Incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 (File No. 333-74619)
                        of Wit SoundView Group, Inc.).

    10.14(a)++          Strategic Alliance Agreement, dated as of May 15, 2000, by and between E*TRADE Group, Inc. (Incorporated by reference to Exhibit 10.14 to the proxy statement/ prospectus).

    10.14(b)+           Amended and Restated Strategic Alliance Agreement, dated as
      ++                of September 26, 2000, by and between E*TRADE Group Inc. and
                        Wit SoundView Group, Inc.

    10.15               Account Transfer Agreement, dated as of May 15, 2000, by and between E*TRADE Group Inc. and Wit SoundView Group, Inc.
                        (Incorporated by reference to Exhibit 10.15 to the proxy
                        statement/prospectus).

    10.16 Standstill Agreement, dated as of May 15, 2000, by and between E*TRADE Group Inc. and Wit SoundView Group, Inc.
                        (Incorporated by reference to Exhibit 10.16 to the proxy statement/prospectus).

    10.17               Form of Escrow Agreement by and among E*TRADE Group Inc.,
                        Wit SoundView Group, Inc. and Escrow Agent. (Incorporated by
                        reference to Exhibit 10.17 to the proxy
                        statement/prospectus).

    10.18               Stock Purchase Agreement, dated as of May 15, 2000, by and among E*TRADE Group Inc., Wit SoundView Group, Inc. and
                        certain entities affiliated with General Atlantic Partners,
                        LLC. (Incorporated by reference to Exhibit 10.18 to the
                        proxy statement/ prospectus).

    10.19 E*OFFERING Corp. 2000 Restricted Stock Plan. (Incorporated by reference to Exhibit 10.19 to the proxy statement/prospectus).

    10.20               E*OFFERING Corp. 2000 Restricted Stock Plan Restricted Stock
                        Agreement (Incorporated by reference to Exhibit 10.20 to the proxy statement/prospectus.)

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
    21.1                List of subsidiaries of Wit SoundView Group, Inc.
                        (Incorporated by reference to Exhibit 21.1 to the
                        Registration Statement on Form S-1 (File No. 333-74619) of
                        Wit SoundView Group, Inc.).

    23.1+               Consent of Arthur Andersen LLP with regard to the financial statements of Wit SoundView Group, Inc.

    23.2+ Consent of Deloitte & Touche LLP with regard to the financial statements of E*OFFERING Corp.

    23.3                Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included in Exhibits 5.1 and 8.1).

    24.1+               Powers of Attorney (included on signature page).

    99.1+               Opinion of Goldman, Sachs & Co. (attached as Annex S-A to
                        the proxy statement/ prospectus supplement contained in this post-effective amendment).

    99.2                Form of Proxy Card (Incorporated by reference to
                        Exhibit 99.2 to the proxy statement/ prospectus).

    99.3+               Consent of Goldman, Sachs & Co.

    99.4                Press Release (Incorporated by reference to Wit SoundView's filing under Rule 425, dated July 19, 2000).

    99.5                Press Release (Incorporated by reference to Wit SoundView's filing under Rule 425, dated September 28, 2000).

------------------------

+   Filed herewith.

++ Confidential treatment has been requested for certain portions of this document.

ITEM 22. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (5) The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on the 5th day of October, 2000.

                                                       WIT SOUNDVIEW GROUP, INC.

                                                       By:  /s/ ROBERT H. LESSIN
                                                            -----------------------------------------
                                                            Name: Robert H. Lessin
                                                            Title:CHAIRMAN OF THE BOARD
                                                                  AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                /s/ ROBERT H. LESSIN
     -------------------------------------------         Chief Executive Officer       October 5, 2000
                  Robert H. Lessin                         and Director

                 /s/ RONALD READMOND
     -------------------------------------------         Director                      October 5, 2000
                   Ronald Readmond

                 /s/ ANDREW D. KLEIN
     -------------------------------------------         Director                      October 5, 2000
                   Andrew D. Klein

                /s/ JOHN H. N. FISHER
     -------------------------------------------         Director                      October 5, 2000
                  John H. N. Fisher

              /s/ EDWARD H. FLEISCHMAN
     -------------------------------------------         Director                      October 5, 2000
                Edward H. Fleischman

     -------------------------------------------         Director                      October 5, 2000
                Steven M. Gluckstern

               /s/ JOSEPH R. HARDIMAN
     -------------------------------------------         Director                      October 5, 2000
                 Joseph R. Hardiman

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                /s/ GILBERT C. MAURER
     -------------------------------------------         Director                      October 5, 2000
                  Gilbert C. Maurer

                /s/ RUSSELL D. CRABS
     -------------------------------------------         Director                      October 5, 2000
                  Russell D. Crabs

                /s/ CURTIS L. SNYDER
     -------------------------------------------         Chief Financial Officer       October 5, 2000
                  Curtis L. Snyder

                                 EXHIBIT INDEX

              EXHIBIT
              NUMBER                                          DESCRIPTION
-----------------------------------                           -----------
 2.1                                  Agreement and Plan of Merger by and among Wit SoundView
                                      Group, Inc., Wit SoundView Corporation and E*OFFERING Corp.,
                                      dated as of May 15, 2000 (attached as Appendix I to the
                                      proxy statement/prospectus).

 2.2+                                 Amendment Agreement by and among Wit SoundView Group, Inc.,
                                      Wit SoundView Corporation and E*OFFERING Corp., dated as of
                                      September 26, 2000.

 3.1                                  Certificate of Amendment of Amended and Restated Certificate
                                      of Incorporation of Wit SoundView Group, Inc. (Incorporated
                                      by reference to Exhibit 3.1 to the proxy statement/
                                      prospectus)

 3.2                                  By-Laws of Wit SoundView Group, Inc. (Incorporated by
                                      reference to Exhibit 3.2 to the proxy statement/prospectus).

 4.1                                  Rights Agreement between Wit SoundView Group, Inc. and
                                      American Stock Transfer & Trust Company, as Rights Agent
                                      (Incorporated by reference to Exhibit 4.1 to the quarterly report of Wit SoundView Group, Inc. on Form 10-Q for the
                                      period ended June 30, 1999).

 4.2                                  Voting Agreement, dated as of May 15, 2000, by and among Wit
                                      SoundView Group, Inc. and certain securityholders of
                                      E*OFFERING Corp. (Incorporated by reference to Exhibit 4.2 to the proxy statement/prospectus).

 5.1                                  Opinion of Skadden, Arps, Slate, Meagher and Flom LLP
                                      regarding the legality of the securities being issued.
                                      (Incorporated by reference to Exhibit 5.1 to the proxy
                                      statement/ prospectus).

 8.1                                  Opinion of Skadden, Arps, Slate, Meagher and Flom LLP
                                      regarding certain tax matters. (Incorporated by reference to
                                      Exhibit 8.1 to the proxy statement/prospectus).

10.1                                  Wit SoundView Group, Inc. Stock Incentive Plan (Incorporated
                                      by reference to Exhibit 10.1 to the 1999 Form 10-K Annual
                                      Report (File No. 000- 26225) of Wit SoundView Group, Inc.).

10.2(a)                               E*OFFERING Corp. 1998 Stock Option Plan. (Incorporated by
                                      reference to Exhibit 10.2(a) to the proxy
                                      statement/prospectus).

10.2(b)                               E*OFFERING Corp. 2000 Stock/Stock Issuance Option Plan.
                                      (Incorporated by reference to Exhibit 10.2(b) to the proxy statement/prospectus).

10.3                                  Annual Bonus Plan (Incorporated by reference to
                                      Exhibit 10.2 to the Registration Statement on Form S-1 (File
                                      No. 333-74619) of Wit SoundView Group, Inc.).

10.4                                  Employment Agreement between Wit SoundView Group, Inc. and
                                      Robert H. Lessin (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File No.
                                      333-74619) of Wit SoundView Group, Inc.).

10.5                                  Severance Agreement between Wit SoundView Group, Inc. and
                                      Ronald Readmond. (Incorporated by reference to Exhibit 10.5 to the proxy statement/prospectus).

10.6                                  Employment Agreement between Wit SoundView Group, Inc. and
                                      Andrew D. Klein (Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (File No.
                                      333-74619) of Wit SoundView Group, Inc.).

              EXHIBIT
              NUMBER                                          DESCRIPTION
-----------------------------------                           -----------
10.7                                  Employment Agreement between Wit SoundView Group, Inc. and
                                      Mark Loehr (Incorporated by reference to Exhibit 10.9 to the
                                      Registration Statement on Form S-1 (File No. 333-74619) of
                                      Wit SoundView Group, Inc.).

10.8                                  Employment Agreement between Wit SoundView Group, Inc. and
                                      Lloyd H. Feller (Incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 (No. 333-92887)
                                      of Wit SoundView Group, Inc.).

10.9                                  Employment Agreement between Wit SoundView Group, Inc. and
                                      Robert C. Mendelson (Incorporated by reference to Exhibit
                                      10.13 to the Registration Statement on Form S-4 (No.
                                      333-92887) of Wit SoundView Group, Inc.).

10.10                                 Second Amended and Restated Stockholders Agreement, dated
                                      February 23, 1999, between Wit SoundView Group, Inc. and
                                      stockholders named therein (Incorporated by reference to
                                      Exhibit 10.11 to the Registration Statement on Form S-1
                                      (File No. 333-74619) of Wit SoundView Group, Inc.).

10.11                                 Third Amended and Restated Stockholders Agreement, dated
                                      April 8, 1999, between Wit SoundView Group, Inc. and the
                                      stockholders named therein (Incorporated by reference to
                                      Exhibit 10.13 to the Registration Statement on Form S-1
                                      (File No. 333-74619) of Wit SoundView Group, Inc.).

10.12                                 Third Amended and Restated Registration Rights Agreement,
                                      dated April 8, 1999, between Wit SoundView Group, Inc. and the stockholders named therein (Incorporated by reference to
                                      Exhibit 10.14 to the Registration Statement on Form S-1
                                      (File No. 333-74619) of Wit SoundView Group, Inc.).

10.13                                 Purchase Agreement, dated as of March 29, 1999, by and
                                      between Wit SoundView Group, Inc. and The Goldman Sachs
                                      Group, L.P. (Incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 (File No. 333-74619)
                                      of Wit SoundView Group, Inc.).

10.14(a)++                            Strategic Alliance Agreement, dated as of May 15, 2000, by and between E*TRADE Group, Inc. (Incorporated by reference to Exhibit 10.14 to the proxy statement/ prospectus).

10.14(b)+                             Amended and Restated Strategic Alliance Agreement, dated as
  ++                                  of September 26, 2000 by and between E*TRADE Group Inc. and
                                      Wit SoundView Group, Inc.

10.15                                 Account Transfer Agreement, dated as of May 15, 2000, by and between E*TRADE Group Inc. and Wit SoundView Group, Inc.
                                      (Incorporated by reference to Exhibit 10.15 to the proxy
                                      statement/prospectus).

10.16                                 Standstill Agreement, dated as of May 15, 2000, by and
                                      between E*TRADE Group Inc. and Wit SoundView Group, Inc.
                                      (Incorporated by reference to Exhibit 10.16 to the proxy
                                      statement/prospectus).

10.17                                 Form of Escrow Agreement by and among E*TRADE Group Inc.,
                                      Wit SoundView Group, Inc. and Escrow Agent. (Incorporated by
                                      reference to Exhibit 10.17 to the proxy
                                      statement/prospectus).

10.18                                 Stock Purchase Agreement, dated as of May 15, 2000, by and among E*TRADE Group Inc., Wit SoundView Group, Inc. and
                                      certain entities affiliated with General Atlantic Partners,
                                      LLC. (Incorporated by reference to Exhibit 10.18 to the
                                      proxy statement/ prospectus).

10.19                                 E*OFFERING Corp. 2000 Restricted Stock Plan. (Incorporated
                                      by reference to Exhibit 10.19 to the proxy
                                      statement/prospectus).

              EXHIBIT
              NUMBER                                          DESCRIPTION
-----------------------------------                           -----------
10.20                                 E*OFFERING Corp. 2000 Restricted Stock Plan Restricted Stock
                                      Agreement (Incorporated by reference to Exhibit 10.20 to the proxy statement/prospectus.)

21.1                                  List of subsidiaries of Wit SoundView Group, Inc.
                                      (Incorporated by reference to Exhibit 21.1 to the
                                      Registration Statement on Form S-1 (File No. 333-74619) of
                                      Wit SoundView Group, Inc.).

23.1+                                 Consent of Arthur Andersen LLP with regard to the financial statements of Wit SoundView Group, Inc.

23.2+                                 Consent of Deloitte & Touche LLP with regard to the
                                      financial statements of E*OFFERING Corp.

23.3                                  Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                                      (included in Exhibits 5.1 and 8.1).

24.1+                                 Powers of Attorney (included on signature page).

99.1+                                 Opinion of Goldman, Sachs & Co. (attached as Annex S-A to
                                      the proxy statement/ prospectus supplement contained in this post-effective amendment).

99.2                                  Form of Proxy Card (Incorporated by reference to
                                      Exhibit 99.2 to the proxy statement/ prospectus).

99.3+                                 Consent of Goldman, Sachs & Co.

99.4                                  Press Release (Incorporated by reference to Wit SoundView's filing under Rule 425, dated July 19, 2000).

99.5                                  Press Release (Incorporated by reference to Wit SoundView's filing under Rule 425, dated September 28, 2000).

------------------------

+   Filed herewith.

++ Confidential treatment has been requested for certain portions of this document.